                                                             EXHIBIT 2(a)
                                                             CONFORMED COPIES

                                     AMENDMENT

                                        TO

                            AGREEMENT AND PLAN OF MERGER

                     AMONG HACH COMPANY, HACH ACQUISITION CORP.

                                        AND

                          ENVIRONMENTAL TEST SYSTEMS, INC.


       This Amendment to the Agreement and Plan of Merger entered into among Hach Company, a Delaware corporation ("Hach"), Hach Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Hach ("Mergerco") and Environmental Test Systems, Inc., an Indiana corporation ("ETS") is entered into as of the 26th day of February 1998.

       WHEREAS, Hach, Mergerco and ETS entered into an Agreement and Plan of Merger as of January 21, 1998 (the "Agreement"); and

       WHEREAS, the relative conversion ratios of the ETS Class A Common Stock and the ETS Class B Common Stock as between the two classes was established on the assumption that the merger transaction would be consummated on or before December 31, 1997; and

       WHEREAS, the parties now anticipate that the merger transaction may not be consummated until the latter part of April 1998 or in May 1998; and

       WHEREAS, the delay in closing of the merger transaction will unfairly prejudice the Class B shareholders of ETS unless the relative conversion ratios are equitably adjusted since the ETS charter requires that mandatory dividends must continue to be paid to the holders of ETS Class A Common Stock until the Merger is consummated but no dividends may be paid during such period to the Class B shareholders.

       NOW THEREFORE, in consideration of the premises and the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

       1. Section 2.1(a)(i)(A) of the Agreement is amended by deleting $17.465651 and substituting therefor $17.250026.

       2. Section 2.1(a)(ii)(A) of the Agreement is amended by deleting $14.749656 and substituting therefor $14.821706.

       3. The last sentence of Section 11.1(a) of the Agreement is amended to read as follows:

       The liability for Damages hereunder shall be allocated among the holders of ETS Class A Common Stock (the "CLASS A STOCKHOLDERS") and the holders of ETS Class B Common Stock (the "CLASS B STOCKHOLDERS") in the Merger (all such Class A Stockholders and Class B Stockholders, being hereinafter collectively referred to as the "SURRENDERING STOCKHOLDERS"), as follows:

                            Class A Stockholders        28%
                            Class B Stockholders        72%

       4. All other provisions of the Agreement remain in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 26th day of February 1998.

                                        HACH COMPANY

                                        By: /s/ Bruce J. Hach
                                            ----------------------------------
                                            Bruce J. Hach, President

                                        HACH ACQUISITION CORP.


                                        By: /s/ Gary R. Dreher
                                            ----------------------------------
                                            Gary R. Dreher,Vice President,
                                            Treasurer and Secretary


                                        ENVIRONMENTAL TEST SYSTEMS, INC.

                                        By: /s/ Mark J. Stephenson
                                            ----------------------------------
                                            Mark J. Stephenson, President

     The undersigned hereby agrees to be bound by all of the provisions of
ARTICLE 11 of the above Agreement which are binding on the Representative and shall be deemed to be a party hereto for such purposes.


                                   /s/Harry Stephenson
                                   --------------------------------------------
                                   Harry Stephenson, as Representative

                            AGREEMENT AND PLAN OF MERGER

                     AMONG HACH COMPANY, HACH ACQUISITION CORP.

                                        AND

                          ENVIRONMENTAL TEST SYSTEMS, INC.





                                  January 21, 1998

                                 TABLE OF CONTENTS

ARTICLE 1

     1.1    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2    Effective Time of Merger . . . . . . . . . . . . . . . . . . . . . 2
     1.3    Certificate of Incorporation; By-Laws. . . . . . . . . . . . . . . 2
     1.4    Directors and Officers . . . . . . . . . . . . . . . . . . . . . . 2
     1.5    Taking of Necessary Action; Further Action . . . . . . . . . . . . 2

ARTICLE 2

     2.1    Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . 2
     2.2    Dissenting Stockholders. . . . . . . . . . . . . . . . . . . . . . 5
     2.3    Exchange of Certificate. . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 3

     3.1    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 4

     4.1    Organization and Good Standing . . . . . . . . . . . . . . . . . . 7
     4.2    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     4.3    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     4.4    Authority; Noncontravention. . . . . . . . . . . . . . . . . . . . 9
     4.5    Financial Statements . . . . . . . . . . . . . . . . . . . . . . .10
     4.6    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . .11
     4.7    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     4.8    Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .12
     4.9    Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     4.10   Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     4.11   Accounts Receivable; Returns . . . . . . . . . . . . . . . . . . .13
     4.12   Intellectual Property. . . . . . . . . . . . . . . . . . . . . . .14
     4.13   Absence of Material Adverse Effect; Conduct of Business. . . . . .15
     4.14   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     4.15   Contracts; Etc.. . . . . . . . . . . . . . . . . . . . . . . . . .17
     4.16   Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . . .19
     4.17   Employee Compensation. . . . . . . . . . . . . . . . . . . . . . .19
     4.18   Transactions with Insiders . . . . . . . . . . . . . . . . . . . .22
     4.19   Environmental Matters. . . . . . . . . . . . . . . . . . . . . . .22
     4.20   ETS Products; Regulation . . . . . . . . . . . . . . . . . . . . .24
     4.21   Customers and Suppliers. . . . . . . . . . . . . . . . . . . . . .24
     4.22   Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . .25
     4.23   No Existing Discussions. . . . . . . . . . . . . . . . . . . . . .25
     4.24   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25



                                          i


     4.25   Accuracy and Completeness of All Statements. . . . . . . . . . . .25

ARTICLE 5

     5.1    Organization and Good Standing . . . . . . . . . . . . . . . . . .25
     5.2    Authority; Noncontravention. . . . . . . . . . . . . . . . . . . .25
     5.3    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . .27
     5.4    SEC Filings; Financial Statements. . . . . . . . . . . . . . . . .27
     5.5    Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . .28
     5.6    Ownership of Mergerco; No Prior Activities . . . . . . . . . . . .28
     5.7    Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     5.8    Accuracy and Completeness of All Statements. . . . . . . . . . . .29

ARTICLE 6

     6.1    Registration Statement; Proxy Statement. . . . . . . . . . . . . .29
     6.2    Shareholders' Meeting. . . . . . . . . . . . . . . . . . . . . . .31
     6.3    Access; Confidentiality. . . . . . . . . . . . . . . . . . . . . .31
     6.4    Conduct of Business of ETS Prior to the Effective Time . . . . . .31
     6.5    Consents; Cooperation. . . . . . . . . . . . . . . . . . . . . . .35
     6.6    Additional Agreements. . . . . . . . . . . . . . . . . . . . . . .35
     6.7    Interim Financial Statements; 1997 Audited Financials. . . . . . .36
     6.8    Notification of Certain Matters. . . . . . . . . . . . . . . . . .36
     6.9    Public Announcements . . . . . . . . . . . . . . . . . . . . . . .37
     6.10   No Solicitation of Transactions. . . . . . . . . . . . . . . . . .37
     6.11   Closing Balance Sheet and Income Statement,
             ETS's Financial Managers' Report. . . . . . . . . . . . . . . . .38
     6.12   Survey and Title Policy. . . . . . . . . . . . . . . . . . . . . .38
     6.13   Approval by Mergerco Board of Directors
             and Sole Stockholder. . . . . . . . . . . . . . . . . . . . . . .39
     6.14   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . .39

ARTICLE 7

     7.1    Representations and Warranties; Agreements . . . . . . . . . . . .42
     7.2    Authorization of Merger; Consents. . . . . . . . . . . . . . . . .42
     7.3    Approval of Hach Board of Directors. . . . . . . . . . . . . . . .43
     7.4    Opinion of ETS's Counsel . . . . . . . . . . . . . . . . . . . . .43
     7.5    Report of ETS's Financial Managers . . . . . . . . . . . . . . . .43
     7.6    Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . .43
     7.7    Options, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     7.8    Stockholder's Agreement and Escrow Agreement . . . . . . . . . . .44
     7.9    Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . .44
     7.10   Employment Agreements for Key Employees. . . . . . . . . . . . . .44
     7.11   Harry Stephenson Agreements. . . . . . . . . . . . . . . . . . . .44
     7.12   Registration Statement . . . . . . . . . . . . . . . . . . . . . .44
     7.13   Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . .44
     7.14   Listing of Hach Common Stocks; Compliance with
             State Blue Sky Laws . . . . . . . . . . . . . . . . . . . . . . .45


                                          ii


     7.15   Investment Letters . . . . . . . . . . . . . . . . . . . . . . . .45
     7.16   Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     7.17   No Adverse Changes . . . . . . . . . . . . . . . . . . . . . . . .45
     7.18   Disposition of Certain ETS Agreements. . . . . . . . . . . . . . .45

ARTICLE 8

     8.1    Representations and Warranties; Agreements . . . . . . . . . . . .46
     8.2    Authorization of the Merger. . . . . . . . . . . . . . . . . . . .46
     8.3    Stockholder Approvals. . . . . . . . . . . . . . . . . . . . . . .46
     8.4    Opinion of Hach's Counsel. . . . . . . . . . . . . . . . . . . . .46
     8.5    Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . .46
     8.6    Registration Statement . . . . . . . . . . . . . . . . . . . . . .47
     8.7    Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . .47
     8.8    Listing of Hach Common Stocks; Compliance with
             State Blue Sky Laws . . . . . . . . . . . . . . . . . . . . . . .47
     8.9    Investment Letters . . . . . . . . . . . . . . . . . . . . . . . .47
     8.10   Employment Agreements. . . . . . . . . . . . . . . . . . . . . . .47
     8.11   Harry Stephenson Agreements. . . . . . . . . . . . . . . . . . . .48
     8.12   Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . .48
     8.13   Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .48
     8.14   No Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . .48

ARTICLE 9

     9.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .48
     9.2    Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . .49
     9.3    Procedure and Effect of Termination. . . . . . . . . . . . . . . .50

ARTICLE 10

     10.1   Modification or Amendment. . . . . . . . . . . . . . . . . . . . .51
     10.2   Waiver of Conditions; Investigation. . . . . . . . . . . . . . . .51
     10.3   Payment of Expenses. . . . . . . . . . . . . . . . . . . . . . . .51
     10.4   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     10.5   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
     10.6   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
     10.7   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     10.8   Complete Agreement . . . . . . . . . . . . . . . . . . . . . . . .53
     10.9   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     10.10  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .53
     10.11  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . .54
     10.12  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     10.13  Specific Performance . . . . . . . . . . . . . . . . . . . . . . .54
     10.14  Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . . .54
     10.15  Certain Interpretive Matters and Definitions . . . . . . . . . . .54


                                         iii



ARTICLE 11

     11.1   Indemnification by Surrendering Stockholders . . . . . . . . . . .58
     11.2   Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
     11.3   The Representative . . . . . . . . . . . . . . . . . . . . . . . .63
     11.4   Effectiveness of Section 11.1. . . . . . . . . . . . . . . . . . .64
     11.5   Sole and Exclusive Remedy. . . . . . . . . . . . . . . . . . . . .64

EXHIBITS

     Exhibit A      Stockholders' Agreement
     Exhibit B      Form of Escrow Agreement
     Exhibit C      1997 and 1998 Capital Expenditure Budgets
     Exhibit D      1997 and 1998 Operating Budgets
     Exhibit E      Form of Non-competition Agreement
     Exhibit F      Form of Consulting Agreement
     Exhibit G      Form of Lock-up Letter

                            AGREEMENT AND PLAN OF MERGER


       AGREEMENT AND PLAN OF MERGER, dated as of January 21, 1998 (the "AGREEMENT"), among Hach Company, a Delaware corporation ("HACH"), Hach Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Hach ("MERGERCO"), and Environmental Test Systems, Inc., an Indiana corporation ("ETS").

       The Boards of Directors of Hach and ETS each believe it is desirable and in the best interests of their respective stockholders that ETS merge into Mergerco and the holders of the outstanding shares of Class A Common Stock, no par value, of ETS ("ETS CLASS A COMMON STOCK"), receive the Class A Common Merger Consideration (as hereinafter defined), and all the holders of the outstanding shares of Class B Common Stock, no par value, of ETS (the "ETS CLASS B COMMON STOCK", and together with the ETS Class A Common Stock, the "ETS COMMON STOCKS"), receive the Class B Merger Consideration (as hereinafter defined), pursuant to the terms and conditions of this Agreement which provides, among other things, for the merger of ETS into Mergerco (the "MERGER"), and have directed that this Agreement and the Merger be submitted to ETS' stockholders for approval. It is understood by the parties hereto, that the aggregate merger consideration to the holders of ETS Class A Common Stock and ETS Class B Common Stock outstanding as of the Effective Time (as defined in SECTION 1.2 hereof) shall not exceed Sixteen Million Dollars ($16,000,000). In connection with the execution and delivery of this Agreement, Harry T. Stephenson, the owner of a majority of the ETS Class B Common Stock, has executed and delivered the Stockholder's Agreement attached as EXHIBIT A to this Agreement (the "STOCKHOLDER'S AGREEMENT") pursuant to which among other things, he has granted Hach an irrevocable proxy to vote his ETS Class B Common Stock for the approval of the Merger.

       Accordingly, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto hereby agree as follows:


                                     ARTICLE 1

                            MERGER OF ETS INTO MERGERCO

       1.1 THE MERGER. At the Effective Time, subject to the terms and conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DELAWARE CORPORATION LAW") and the Indiana Business Corporation Law (the "INDIANA CORPORATION LAW"), (i) ETS shall be merged with and into Mergerco and the separate existence of ETS shall cease;
(ii) Mergerco shall continue as the surviving corporation (the "SURVIVING CORPORATION") under the name "ENVIRONMENTAL TEST SYSTEMS, INC."; and (iii) the Merger shall have the effects set forth herein and in Sections 259, 260 and 261 of the Delaware Corporation Law and Section 7 of Chapter 40 of the Indiana Corporation Law.

       1.2 EFFECTIVE TIME OF MERGER. The Merger shall become effective at the time which is the later to occur of (i) a Certificate of Merger with respect to the Merger in a form satisfactory to Hach and ETS is filed with the Secretary of State of the State of Delaware in accordance with the Delaware Corporation Law and (ii) Articles of Merger with respect to the Merger are filed with the Secretary of State of Indiana in accordance with the Indiana Corporation Law. Such time is referred to herein as the "EFFECTIVE TIME." This Agreement can be terminated by either party prior to the filing of either the Certificate of Merger or the Articles of Merger in accordance with ARTICLE 9 hereof.

       1.3 CERTIFICATE OF INCORPORATION; BY-LAWS. The Certificate of Incorporation and By-Laws of Mergerco, as in effect immediately prior to the Effective Time, shall become the Certificate of Incorporation and By-Laws of the Surviving Corporation upon the Merger, except that effective as of the Effective Time, Article First of the Certificate of Incorporation of Mergerco shall be amended to read in its entirety as follows:

       "The name of the corporation is Environmental Test Systems, Inc."

       1.4 DIRECTORS AND OFFICERS. The Board of Directors of the Surviving Corporation shall be those persons who constitute the Board of Directors of Mergerco at the Effective Time. The principal officers of the Surviving Corporation shall be those persons who are the principal officers of ETS at the Effective Time except for Harry Stephenson who shall hold no office with the Surviving Corporation. Each such director or officer shall hold office until such person's respective successor has been duly elected or appointed or qualified pursuant to the By-Laws of the Surviving Corporation or as otherwise provided under applicable law.

       1.5 TAKING OF NECESSARY ACTION; FURTHER ACTION. Hach, Mergerco and ETS, respectively, shall take all such lawful action as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of Mergerco or ETS, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Mergerco and ETS or otherwise to take, and shall take all such lawful and necessary action.


                                     ARTICLE 2

                         CONVERSION AND EXCHANGE OF SHARES

       2.1 CONVERSION OF SHARES. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Hach, Mergerco, ETS or the holder of any of the following securities:

              (i) Each share of ETS Class A Common Stock issued and outstanding immediately prior to the Effective Time, and subject to
       SECTION 9.1(i) shall be converted into and become:

                     (A) a right to receive that number of shares of Hach Common Stock, $1.00 par value ("HACH COMMON STOCK"), as shall have on the Determination Date an aggregate value equal to $17.465651, with the Hach Common Stock valued as calculated in accordance with, and subject to, SECTION 2.1(c) (the "CLASS A BASE MERGER CONSIDERATION");

                     (B) a right to receive on the third anniversary of the Effective Time (the "ESCROW RELEASE DATE") or as soon thereafter as possible in accordance with the Escrow Agreement in substantially the form of the attached EXHIBIT B (the "ESCROW AGREEMENT") to be executed and delivered at or prior to the Closing by and among Hach, Harry Stephenson as Representative (as defined in Section 11.3) of the Surrendering Stockholders (as defined in Section 11.1(a)), and American National Bank and Trust Company of Chicago, as escrow agent (the "ESCROW AGENT"), the Additional Class A Merger Consideration (as defined below), if any; and

                     (C) a right to receive from time to time after the Escrow Release Date in accordance with the Escrow Agreement, the Subsequent Class A Merger Consideration (as defined below), if any (the Class A Base Merger Consideration, the Additional Class A Merger Consideration and the Subsequent Class A Merger Consideration are collectively referred to as the "CLASS A MERGER CONSIDERATION").

              (ii) Each share of ETS Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become:

                     (A) a right to receive per share (1) cash, (2) that number of shares of Hach Common Stock and (3) that number of shares of Hach Class A Common Stock, $1.00 par value ("HACH CLASS A COMMON STOCK" and together with the Hach Common Stock the "HACH COMMON STOCKS"), with each of the Hach Common Stocks valued as calculated in accordance with, and subject to, SECTION 2.1(c), as shall have on the Determination Date an aggregate value equal to $14.749656 (the "CLASS B BASE MERGER CONSIDERATION");

                     (B) a right to receive on the Escrow Release Date or as soon thereafter as possible in accordance with the Escrow Agreement, the Additional Class B Merger Consideration (as defined below), if any; and

                     (C) a right to receive from time to time after the Escrow Release Date in accordance with the Escrow Agreement, the Subsequent Class B Merger Consideration (as defined below), if any (the Class B Base Merger Consideration, the Additional Class B Merger Consideration and the Subsequent Class B Merger Consideration are collectively referred to as the "CLASS B MERGER CONSIDERATION").

              (iii) Hach shall have the right, in its sole discretion, to determine the allocation of the components of the Class B Merger Consideration to be delivered pursuant to Section 2.1(a)(ii) as between the Hach Common Stocks and cash (as applicable); provided that in no event will Hach be permitted to deliver cash which is less than $6,878,400 or greater than $7,343,875; and provided further that the aggregate value of the Hach Common Stock and Hach Class A Common Stock delivered as part of the Class B Merger Consideration shall be equal.

              (b) For purposes of this Agreement, the following terms shall have the following meanings:

                     (i) The "ADDITIONAL CLASS A MERGER CONSIDERATION" shall be (A) that number of shares of Hach Common Stock held in the Class A Escrow Fund (as defined in the Escrow Agreement) on the Escrow Release Date in excess of the number of shares of Hach Common Stock held in the Class A Escrow Fund (valued in accordance with the Escrow Agreement) allocated to the aggregate amount ("PENDING CLAIMS AMOUNT") of Damages (as hereinafter defined) being asserted in respect of all Claims (as hereinafter defined) which have been made by Hach or any other Hach Party (as hereinafter defined) pursuant to the Escrow Agreement for which no Determination (as defined in the Escrow Agreement) has been made as of the Escrow Release Date ("PENDING CLAIMS") together with the interest thereon as provided in the Escrow Agreement, divided by
              (B) the number of ETS Class A Common Shares;

                     (ii) The "ADDITIONAL CLASS B MERGER CONSIDERATION" shall be (A)(1) the amount of cash in the Class B Escrow Fund (as defined in the Escrow Agreement) on the Escrow Release Date in excess of the cash held in the Class B Escrow Fund allocated to the Pending Claims Amount together with the interest thereon as provided in the Escrow Agreement, divided by (2) the number of ETS Class B Common Shares and (B)(1) that number of shares of Hach Common Stocks held in the Class B Escrow Fund on the Escrow Release Date in excess of the number of shares of Hach Common Stocks held in the Class B Escrow Fund (valued in accordance with the Escrow Agreement) allocated to the Pending Claims Amount together with the interest thereon as provided in the Escrow Agreement, divided by (2) the number of ETS Class B Common Shares.

                     (iii) The "SUBSEQUENT CLASS A MERGER CONSIDERATION" shall be, with respect to each Resolved Pending Claim Amount (as defined below), (A) the number of shares of Hach Common Stock held in the Class A Escrow Fund (valued in accordance with the Escrow Agreement) equal to that Resolved Pending Claim Amount divided by
              (B) the number of  ETS Class A Common Shares.

                     (iv) The "SUBSEQUENT CLASS B MERGER CONSIDERATION" shall be, with respect to each Resolved Pending Claim Amount, (A) the amount of cash and number of shares of Hach Common Stocks held in the Class B Escrow Fund (valued in accordance with the Escrow Agreement) equal to the Resolved Pending Claim Amount, in each case divided by (B) the number of ETS Class B Common Shares.

                     (v) A "RESOLVED PENDING CLAIM AMOUNT" shall be an amount, with respect to each Pending Claim which becomes the subject of a Determination (a "RESOLVED PENDING CLAIM"), equal to the amount, if any, by which (i) that portion of the Pending Claims Amount which had been reserved for that Resolved Pending Claim together with interest thereon as provided in the Escrow Agreement, exceeds (ii) the amount of Damages paid to and/or at the direction of a Hach Party in connection with the Determination of that Resolved Pending Claim.

              (c) For purposes of calculating the number of shares of Hach Common Stocks to be distributed pursuant to the provisions of SECTIONS 2.1(a)(i) AND (ii) of this Agreement the value of one share of each of such classes of stock shall be deemed to be the average of the daily closing prices of one share of such class of stock, as quoted on The National Association of Securities Dealers Automated Quotations - National Market System ("NASDAQ"), for the 20 NASDAQ trading days immediately preceding and including the Determination Date; provided that if there is no reported closing price of such shares of Hach Common Stock or Hach Class A Common Stock, on NASDAQ for any such trading day, the closing price for such day for such stock will be deemed to be the mean of the closing bid and asked quotations on NASDAQ for that day for such stock (the respective value for each class of stock being referred to as the "AVERAGE MARKET PRICE"). The term "DETERMINATION DATE" shall mean the date which is five
(5) business days prior to the Effective Date or, if such date is not a NASDAQ trading day, the NASDAQ trading day first immediately preceding such date. At least two (2) business days prior to the Closing Date, Hach will calculate the number of shares of Hach Common Stocks to be delivered pursuant to SECTIONS 2.1(a)(i) AND 2.1(a)(ii) (subject to SECTION 9.1(i)) in accordance with the provisions of this SECTION 2.1(c) and Hach will deliver to ETS a certificate signed by its Chief Financial Officer setting forth such share amounts and providing all reasonable detail as to their calculation.

       2.2 DISSENTING STOCKHOLDERS. (a) Shareholders of ETS who properly exercise and perfect statutory dissenters' rights shall have the rights accorded to dissenting shareholders under Chapter 44 of the Indiana Corporation Law, as amended (the shares of ETS Common Stocks of such shareholders are collectively referred to as the "DISSENTING SHARES").

              (b) ETS shall give Hach (i) prompt notice upon receipt by ETS, at any time prior to the Effective Time, of any notice of intent to demand payment of the fair value of shares of ETS Common Stocks in accordance with
Section 11 of Chapter 44 of the Indiana Corporation Law and withdrawals of any such notice and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for fair value under Chapter 44 of the Indiana Corporation Law. ETS shall not, except with the prior written consent of Hach, make any payment with respect to any demands for the fair value of shares of ETS Common Stocks or offer to settle or settle any such demands.

              2.3    EXCHANGE OF CERTIFICATE.

                     (a) Those stockholders of ETS surrendering their certificates representing outstanding shares of ETS Common Stocks at the Closing shall be entitled to receive at the Closing from Hach the Class A Base Merger Consideration or the Class B Base Merger Consideration, as the case may be, in cash or other immediately available funds, with respect to any cash consideration, or evidenced by stock certificates, with respect to any stock consideration; PROVIDED, HOWEVER, that shares of Hach Common Stocks constituting the Escrow Deposit shall be placed in escrow under, and pursuant to, the Escrow Agreement. If any stockholder of ETS fails to surrender all of their certificates representing outstanding shares of ETS Common Stocks at the Closing, such certificates until so surrendered will be deemed for all corporate purposes of Hach to evidence ownership of a right to receive without interest thereon the Class A Merger Consideration or the Class B Merger Consideration, as the case may be, which shall be payable in accordance with this Agreement and the Escrow Agreement to such stockholder upon surrender to Hach of such stockholder's certificates formerly representing shares of ETS Common Stocks. No dividends or other distributions otherwise payable subsequent to the Effective Time on shares of Hach Common Stocks shall be paid to any former stockholder of ETS entitled to receive the same until such stockholder has surrendered to Hach such stockholder's certificates formerly representing shares of ETS Common Stocks. Upon surrender of such certificates, such stockholder shall be entitled to receive the consideration provided in the first sentence of this subsection and Hach shall pay in cash to the record holder of the new certificate evidencing shares of Hach Common Stocks the amount of all dividends and other distributions, without interest thereon, withheld with respect to such shares of Hach Common Stocks.

                     (b) At the Closing, Hach shall deliver the Escrow Deposit (as defined in SECTION 11.1) to the Escrow Agent which will be held by the Escrow Agent subject to the terms and conditions of the Escrow Agreement to provide the source of funds for the payment of Damages in accordance with ARTICLE 11 hereof and the Escrow Agreement.

                     (c) No fractional shares of Hach Common Stocks will be issued, but all fractions shall be settled in cash based upon the Average Market Price of Hach Common Stocks calculated in accordance with SECTION 2.1(c).

                     (d) If payment of the Class A Base Merger Consideration or Class B Base Merger Consideration is to be made to a person other than the registered holder of the certificate surrendered in exchange therefor, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to Hach any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of Hach that such tax has been paid or is not payable.


                                     ARTICLE 3

                                      CLOSING

       3.1 CLOSING. Hach, Mergerco and ETS shall regularly communicate and consult with each other with respect to the fulfillment of the various conditions to the obligations of the parties under this Agreement. The exchange of certificates, opinions and other documents contemplated by this Agreement in connection with the consummation of the Merger (the "CLOSING") shall take place at the offices of McBride, Baker & Coles, 500 West Madison Street, 40th Floor, Chicago, Illinois (i) as promptly as practicable (and in any case within one
(1) business day) following the ETS Shareholders' Meeting (as defined in SECTION 6.2) or (ii) at such other time and date as may be agreed to by the parties. The date on which the Closing occurs is referred to herein as the "CLOSING DATE". In the event that at the Closing no party exercises any right it may have to terminate this Agreement and no condition to the obligations of the parties exists that has not been satisfied or waived, the parties shall (i) deliver to each other at the Closing the certificates, opinions and other documents required to be delivered under ARTICLES 7 AND 8 hereof and (ii) at the Closing or as soon thereafter as practicable cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware and the Secretary of State of the State of Indiana a Certificate of Merger and Articles of Merger, respectively, in such form as required by, and executed in accordance with, the Delaware Corporation Law and the Indiana Corporation Law.


                                     ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES OF ETS

       ETS hereby represents and warrants to Hach and Mergerco as follows:

       4.1 ORGANIZATION AND GOOD STANDING. Each of ETS and the ETS Subsidiary (as defined below) is a corporation duly organized, validly existing and is current in filing all reports required to be filed under the laws of its state or jurisdiction of incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Each of ETS and the ETS Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in any state or jurisdiction where it has an office, owns property or has resident employees. ETS has previously delivered to Hach complete and correct copies of its Articles of Incorporation and all amendments thereto to the date hereof.

       4.2 SUBSIDIARIES. ETS International, Inc. is the only Subsidiary of ETS (the "ETS SUBSIDIARY"), and ETS has had no other Subsidiary since January 1, 1993. SCHEDULE 4.2 sets forth with respect to the ETS Subsidiary, its jurisdiction of incorporation, capitalization, and equity ownership. As used herein, the term "SUBSIDIARY" of any person shall mean any corporation or other person in which such person, directly or indirectly, owns beneficially securities or interests representing 20% or more of (i) the aggregate equity or profit interests or
(ii) the combined voting power or voting interests ordinarily entitled to vote for management or otherwise. Except as set forth in SCHEDULE 4.2, all the outstanding shares of capital stock of the ETS Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights or of any federal or state securities law, and are owned by ETS of record and beneficially free and clear of any security interest, pledge, lien, charge, claim, option, right to acquire, restriction on transfer, or encumbrance of any nature whatsoever ("SECURITY INTEREST"). ETS does not own, directly or indirectly, any ownership, equity, profits or voting interest in any corporation, partnership, joint venture or other entity (other than the ETS Subsidiary), and has no agreement or commitment to purchase any such interest. ETS has previously delivered to Hach complete and correct copies of the charter and By-laws (including comparable governing instruments with different names) of the ETS Subsidiary, as amended and presently in effect.

       4.3    CAPITALIZATION.

              (a) The authorized capital stock of ETS consists of (i) 300,000 shares of Class A Common Stock, of which, as of the date hereof, and as of the Effective Time, 231,304 shares will be issued and outstanding, and (ii) 1,000,000 shares of Class B Common Stock, of which, as of the date hereof, and, as of the Effective Time, 692,228 shares will be issued and outstanding. As of the date hereof, no shares of ETS Class A Common Stock or ETS Class B Common Stock are held in the treasury of ETS and as of the Effective Time, none will be held in treasury. All outstanding shares of ETS Class A Common Stock and ETS Class B Common Stock are duly authorized and validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights or, to the knowledge of ETS, of any Federal or state securities law. Except as set forth in
SCHEDULE 4.3(a), and except for this Agreement and the transaction contemplated hereby, there is no security, option, warrant, right (including preemptive rights), put, call, subscription, agreement, commitment, understanding or claim of any nature whatsoever, fixed or contingent, that directly or indirectly
(i) calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock of ETS or the ETS Subsidiary or any securities convertible into, or other rights to acquire, any shares of capital stock of ETS or the ETS Subsidiary; (ii) relates to the voting or control of such capital stock, securities or rights; or (iii) obligates ETS or the ETS Subsidiary to grant, offer or enter into any of the foregoing. Except as set forth in SCHEDULE 4.3(a), there are no voting agreements or voting trusts among or irrevocable proxies executed by, or other stockholder agreements between or among, holders of ETS Class A Common Stock and/or ETS Class B Common Stock. Except as set forth in SCHEDULE 4.3(a), neither ETS nor the ETS Subsidiary has granted or agreed to grant any registration rights, including piggyback registration rights, to any person or entity. No request for the registration of any securities pursuant to any outstanding registration right has been received by ETS or the ETS Subsidiary which is outstanding, and ETS agrees to notify Hach promptly after receipt of any such request.

              (b) SCHEDULE 4.3(b) contains a complete and correct list of the record and beneficial ownership of ETS Common Stocks by each stockholder and designating whether such stockholder is an "officer" or "director" of ETS and the current mailing address of each such stockholder. Except as set forth in
SCHEDULE 4.3(b) each of the stockholders owns the respective number of shares of ETS Class A Common Stock and ETS Class B Common Stock listed in SCHEDULE 4.3(b) free and clear of any Security Interest. At the Effective Time, Harry Stephenson will be the record and beneficial owner of 476,756 shares of ETS Class B Common Stock free and clear of all Security Interests.

       4.4    AUTHORITY; NONCONTRAVENTION.

              (a) ETS has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements required to be executed by it pursuant to the terms hereof, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, subject to the approval of the stockholders of ETS in accordance with the Indiana Corporation Law. The execution and delivery of this Agreement by ETS and the consummation by ETS of the transactions contemplated hereby, have been duly authorized by the unanimous approval of ETS's Board of Directors, and no other corporate actions or proceedings on the part of ETS are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, except for the Requisite ETS Stockholder Approval (as defined in SECTION 8.3), in accordance with the Indiana Corporation Law and the Articles of Incorporation and By-Laws of ETS. This Agreement has been duly executed and delivered by ETS and constitutes the legal, valid and binding obligation of ETS, enforceable against ETS in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity.

              (b) Except as set forth in SCHEDULE 4.4, the execution, delivery and performance of this Agreement by ETS and the consummation by ETS of the transactions contemplated hereby do not and will not:

                     (i) contravene any provisions of the Articles of Incorporation or by-laws of ETS or the charter or by-laws (or similar documents with different names) of the ETS Subsidiary;

                     (ii) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, with or without the passage of time and/or giving of notice, any ETS Agreement (as defined in SECTION 4.15 hereof), or require any consent or waiver of any party to any ETS Agreement or cause ETS or the ETS Subsidiary to lose any rights to Intellectual Property (as such term is defined in SECTION 4.12);

                     (iii) result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets, or rights of ETS or the ETS

       Subsidiary (as used herein, "assets" of a party shall include in each instance, but not be limited to, Intellectual Property as hereafter defined);

                     (iv) violate or conflict with any Legal Requirements or result in the termination or material modification of any Permit (as such terms are defined in SECTION 4.8 hereof) applicable to ETS or the ETS Subsidiary or any of their respective businesses or properties except for such violations and conflicts which would not, in the aggregate, have a material adverse effect on ETS' or the ETS Subsidiary's ability to perform their obligations hereunder; and

                     (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority except in connection with or in compliance with the Indiana Corporation Law, and the laws of certain foreign jurisdictions under which a filing may be required in connection with the Merger, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder ("HSR Act").

       4.5    FINANCIAL STATEMENTS.

              (a) ETS previously has furnished to Hach true and complete copies of (i) the audited consolidated balance sheets of ETS and the ETS Subsidiary as of December 31, 1996, 1995 and 1994, and the related audited consolidated statements of income, shareholders' equity and cash flows for ETS and the ETS Subsidiary for the years then ended, (ii) the unaudited consolidated balance sheets of ETS and the ETS Subsidiary as of October 31, 1997 and October 31, 1996 and the related unaudited consolidated statements of income and cash flows for the ten months ended October 31, 1997 and October 31, 1996 (the foregoing audited and unaudited financial statements are collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and present fairly the consolidated financial position of ETS and the ETS Subsidiary as of the dates indicated and the results of their operations and their cash flows for the periods indicated (except as may be indicated in the notes thereto and except that financial statements included with interim reports do not contain all GAAP notes to such financial statements) and each fairly presented in all material respects the consolidated financial position, results of operations and changes in shareholders' equity and cash flows of ETS and the ETS Subsidiary as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be, individually or in the aggregate, material to the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of ETS and the ETS Subsidiary, taken as a whole.

              (b) As of October 31, 1997, the maximum liability to the Corporation for Business Modernization and Technology ("CBMT") aggregates $638,841 which liability is not reflected on the balance sheets of ETS and is not payable by ETS except from future gross revenues from the Project described in Footnote F to the Balance Sheet (as defined in Schedule 4.6) and then only to the extent of a 6% royalty applicable to such future revenues.

       4.6    ABSENCE OF UNDISCLOSED LIABILITIES.  Except as set forth in
SCHEDULE 4.6, ETS and the ETS Subsidiary have no liabilities or obligations of any nature (whether due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable) and to the knowledge of the directors of ETS after due inquiry there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, including, without limitation any unfunded obligation under any employee benefit plan or arrangements except for (i) liabilities or obligations reflected or reserved against in the consolidated balance sheet of ETS and the ETS Subsidiary as of December 31, 1996 or specifically disclosed in the notes thereto (the "BALANCE SHEET") and (ii) liabilities incurred in the ordinary course of business and consistent with past practice since December 31, 1996 which individually and in the aggregate are not material to the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary. Neither ETS nor the ETS Subsidiary is a party to any ETS Agreement, or subject to any charter or other corporate restriction or any Legal Requirement, which has, or, to its knowledge, in the future can reasonably be expected to have, a material adverse effect on the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary.

       4.7 TAXES. Except as set forth in SCHEDULE 4.7, ETS and the ETS Subsidiary has duly and timely filed all federal, state, local and foreign tax returns, reports and declarations (hereafter "TAX RETURNS") required to be filed and has paid, or made adequate provision for the payment of, all Taxes (as defined below) which are due pursuant to said Tax Returns or pursuant to any assessment received by ETS or the ETS Subsidiary. All such Tax Returns are true and correct in all material respects. As used herein, "TAXES" shall mean all taxes, fees, levies or other assessments, including but not limited to income, excise, property, sales, value added, franchise, capital, net worth, withholding, social security, and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof, together with any interest, additions to tax, fines or penalties relating to such taxes, charges, fees, levies, or other assessments. ETS files a consolidated federal income tax return with the ETS Subsidiary. Except to the extent reserves therefor are reflected on the Balance Sheet, neither ETS nor the ETS Subsidiary is liable, or will become liable, for any Taxes for any period commencing prior to December 31, 1996. The federal income tax returns of ETS and the ETS Subsidiary have not been audited by the Internal Revenue Service except as disclosed in Schedule 4.7. Neither ETS nor the ETS Subsidiary has given or been requested to give any waiver or extension of any statutes of limitations relating to the payment of Taxes. To the knowledge of ETS after due inquiry there is no basis for a deficiency assessment for Taxes against ETS or the ETS Subsidiary. ETS has heretofore furnished Hach with accurate and complete copies of all Tax Returns filed by ETS and the ETS Subsidiary for the past five years as well as all revenue, agent and other audit reports, assessments, protests and similar documents received or submitted with respect to Taxes of ETS or the ETS Subsidiary for the past five years.

       4.8    LEGAL MATTERS.  Except as set forth on SCHEDULE 4.8 hereto,
(i) there is no claim, action, suit, litigation, investigation, inquiry, review, or proceeding pending against, or, to the knowledge of ETS or the ETS Subsidiary after due inquiry, threatened against or affecting ETS, the ETS Subsidiary, any ETS Plan (as defined in SECTION 4.17) or any of their respective properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial authority and (ii) neither ETS nor the ETS Subsidiary is subject to any judgment, decree, writ, injunction or order of any governmental, administrative or judicial authority which (a) individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of ETS and the ETS Subsidiary taken as a whole or (b) seeks to delay or prevent the consummation of the Merger. Except as set forth in SCHEDULE 4.8, the businesses of ETS and the ETS Subsidiary are being conducted in compliance in all material respects with all laws, ordinances, codes, rules, regulations, standards, judgments, decrees, writs, rulings, injunctions, orders and other requirements of all governmental, administrative or judicial authorities (collectively, "LEGAL REQUIREMENTS") applicable to ETS or the ETS Subsidiary or any of their respective businesses or properties. ETS and the ETS Subsidiary hold, and are in compliance in all material respects with all franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "PERMITS") required by all applicable Legal Requirements. ETS and the ETS Subsidiary own or hold all Permits material to the conduct of its business. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit. Except as set forth in
SCHEDULE 4.8, neither ETS nor the ETS Subsidiary (i) has received any notice asserting any noncompliance with any Legal Requirement or Permit, (ii) is subject to any Legal Requirement or Permit which if enforced against or complied with by ETS or the ETS Subsidiary would have a material adverse effect on the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary, taken as a whole, or (iii) has any knowledge of any Legal Requirement proposed or under consideration which if effective, could have a material adverse effect on the business, operations, results of operation, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary, taken as a whole. To the knowledge of ETS, no governmental, administrative or judicial authority has indicated any intention to initiate any investigation, inquiry or review involving ETS, the ETS Subsidiary, any ETS Plan or any of their respective properties or rights.

       4.9 PROPERTY. ETS and the ETS Subsidiary own or lease all assets and properties (including the ETS Real Property) necessary to the conduct of their respective businesses as presently conducted.

              (a) Except as set forth in SCHEDULE 4.9(a) hereto, ETS owns good and marketable title to all of its assets, free and clear of all Security Interests (other than for taxes not yet due and payable). The machinery and equipment and other tangible property included in such assets which are necessary for the conduct of the business of ETS and the ETS Subsidiary as currently conducted are in all material respects in good condition and repair, normal wear and tear excepted, and all leases of personal property to which ETS is a party are fully effective and afford ETS peaceful and undisturbed possession of the subject matter of each such lease.

              (b) Except as set forth in SCHEDULE 4.9(b), all real property owned in fee by ETS or the ETS Subsidiary is listed and described on SCHEDULE 4.9(b) and title to such property, together with all appurtenant easements thereunto and all structures, fixtures, and improvements located thereon (the "REAL PROPERTY"), is, and at Closing shall be, good and marketable, fee simple absolute, free and clear of all Security Interests, adverse claims, and other matters affecting title to or possession of such ETS Real Property, including, all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, mortgages, liens, leases, encumbrances, and title objections (other than for taxes not yet due and payable). At Closing, title to the Real Property shall be insurable by First American Title Company, Indianapolis, Indiana at such company's regular rates, free of all exceptions except the aforesaid easements, restrictions, and covenants and such other exceptions as are not objectionable to Hach. ETS has delivered to Hach true, correct and complete copies of all policies of title insurance and any surveys in the possession of ETS or the ETS Subsidiary for the ETS Real Property.

              (c) Neither ETS nor the ETS Subsidiary is a party to any lease, sublease or other agreement under which ETS or the ETS Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property.

              (d) To its knowledge after due inquiry, ETS is not in violation of any zoning, building, safety or environmental ordinance regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a material adverse effect on the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary, taken as a whole), and ETS has not received any notice of such violation with which it has not complied or had waived.

       4.10 INVENTORIES. The values at which inventories are carried on the Balance Sheet reflect the normal inventory valuation policies of ETS, and such values are in conformity with GAAP consistently applied. All inventories reflected on the Balance Sheet or arising since the date thereof are in good and usable or currently marketable condition and can reasonably be anticipated to be used, consumed or sold at normal mark-ups within 120 days after the date hereof in the ordinary course of business (subject to the reserve for obsolete, off-grade or slow-moving items that is set forth on the Balance Sheet or as set forth on SCHEDULE 4.10).

       4.11   ACCOUNTS RECEIVABLE; RETURNS.

              (a) All accounts receivable reflected on the Balance Sheet or arising since the date thereof are good and have been collected or are collectible, without resort to litigation or extraordinary collection activity, within 90 days after the Closing Date (subject to the reserve for bad debts reflected on the Balance Sheet or except as set forth on SCHEDULE 4.11(a)), and are subject to no defenses, set-offs or counterclaims other than normal cash discounts accrued in the ordinary course of business of ETS and the ETS Subsidiary. Set forth on SCHEDULE 4.11(a) hereto is a list of all accounts receivable of ETS and the ETS Subsidiary as of August 31, 1997 showing separately those receivables which as of such date have been outstanding (i) 1 to 29 days, (ii) 30 to 59 days, (iii) 60 to 89 days, (iv) 90 to 119 days and (v) more than 119 days.

              (b) SCHEDULE 4.11(b) sets forth a complete description of the policy of ETS and the ETS Subsidiary regarding product returns and revenue recognition.

       4.12   INTELLECTUAL PROPERTY.

              (a) SCHEDULE 4.12 contains a complete list and description by category and indication of status (owned, licensed, completed or in process) of the following items which are owned, licensed by, licensed to, used or held for use in or necessary for the conduct of the business of ETS or the ETS Subsidiary as such business is presently, and contemplated to be, conducted or as to which ETS or the ETS Subsidiary has a contractual right to an assignment: (i) all issued patents and pending patent applications (the "PATENTS"); (ii) all registered and unregistered trademarks, service marks, logos, trade names and all applications to register the same (the "TRADEMARKS"); (iii) all registered and unregistered copyrights, and all applications to register the same (the "COPYRIGHTS"); (iv) all software and databases owned or used by ETS or under development for ETS (the "SOFTWARE"); and (v) all licenses and agreements pursuant to which ETS has acquired rights in or to the Trademarks, Patents, Copyrights or Software (the "LICENSES"). Except as set forth in SCHEDULE 4.12: the rights of ETS in and to the Trademarks, the Patents, the Copyrights, the Software, the Licenses, and the trade secrets, know-how, inventions, processes, procedures and proprietary information owned or used or held for use by ETS or the ETS Subsidiary (the "TECHNOLOGY") (collectively, the "INTELLECTUAL PROPERTY") are owned outright by ETS free and clear of any Security Interests, restrictions or limitations; and all of ETS's rights in and to the Intellectual Property are freely assignable in its own name, including the right to create derivatives. Except as set forth in SCHEDULE 4.12(a)(v), neither ETS nor the ETS Subsidiary is under any obligation to pay any royalty or other compensation to any third party or to obtain any approval or consent for use of any of the Intellectual Property. To the knowledge of ETS, no person uses, or has the right to use, the name "Environmental Test Systems" or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products and services commonly associated with ETS and the ETS Subsidiary.

              (b) The Intellectual Property covers all patents, trademarks, trade names, service marks, copyrights and publicity rights, which are necessary to operate the business of ETS and the ETS Subsidiary as it is presently being, and contemplated to be, conducted. ETS has delivered to Hach copies of all copyright and trademark registration certificates, all letters patents, and all applications therefor and all administrative correspondence with respect thereto.

              (c) Except as set forth in SCHEDULE 4.8, no Intellectual Property or Software used by either ETS or the ETS Subsidiary and no process, Software, product or service practiced, offered, licensed by, sold or under development by either ETS or the ETS Subsidiary infringes any trademark, trade name, copyright, trade secret, patent, right of publicity, right of privacy or other proprietary right of any person or would give rise to an obligation to render an accounting to any person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer and neither ETS nor the ETS Subsidiary has received notice of any threatened claim or suit or action filed asserting any such infringement or asserting that ETS or the ETS Subsidiary does not have the legal right to own, enforce, sell, license, lease or otherwise use any such Intellectual Property, product or service and neither ETS nor the ETS Subsidiary knows of any facts which should give it reason to believe that there exists any reasonable basis for any such claim or that any such claim may be asserted in the future based on the issuance of a patent upon any patent application it knows or has reason to believe is pending. Neither ETS nor the ETS

Subsidiary has sent or otherwise communicated to any other person any notice, charge, claim or assertion of, nor have they any knowledge of, any present, impending or threatened infringement by such other person of any Intellectual Property, by such other person. ETS and the ETS Subsidiary has the right to use the Intellectual Property, to provide, sell and produce the services and products provided, sold and produced by them, and to conduct its business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights.

       4.13 ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS. Except as set forth in SCHEDULE 4.13, since December 31, 1996, there has been no change in or effect on ETS or the ETS Subsidiary and, to the knowledge of ETS, there is no condition, development or contingency of any kind existing or in prospect which, so far as reasonably can be foreseen at this time, may result in any material adverse effect on the business, assets, liabilities, operations, results of operations or condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary. Without limiting the foregoing, except as set forth on
SCHEDULE 4.13 hereto, since December 31, 1996 there has not been, occurred or arisen:

              (a) any damage, destruction or loss to any asset of ETS or the ETS Subsidiary (whether or not covered by insurance) that, individually or in the aggregate, would have a material adverse effect on the business, assets, including, liabilities, results of operations, operations, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary;

              (b) any change in any accounting principle or method used for financial reporting purposes by ETS or the ETS Subsidiary;

              (c) any commitment (including commitments for additions to property, equipment or intangible capital assets), transaction or other action by ETS or the ETS Subsidiary, including, without limitation, any discharge or satisfaction of any obligation or liability or amendment, termination or waiver of any claim or right of value, other than in the ordinary course of business and consistent with past practice;

              (d) any amendment or other change to the Articles of Incorporation or By-Laws of ETS, or the charter or by-laws (or similar organizational documents with different names) of the ETS Subsidiary;

              (e) any declaration, setting aside, or payment of any dividend or distribution (whether in cash, stock or property or any combination thereof) in respect of capital stock of ETS or the ETS Subsidiary, or any direct or indirect redemption, purchase, or other acquisition of shares of such capital stock or any split, combination or reclassification of such capital stock;

              (f) any sale or other disposition of any right, title or interest in or to any assets or properties of ETS or the ETS Subsidiary or any revenues derived therefrom other than in the ordinary course of business and consistent with past practice;

              (g) except as disclosed on SCHEDULE 4.17, any general increase in any compensation or benefits payable to any class or group of employees of ETS or the ETS Subsidiary, any increase in the compensation payable or committed to become payable by ETS or the ETS Subsidiary to any of the individuals listed on SCHEDULE 7.10 hereto (collectively, "KEY EMPLOYEES") or any bonus, service award, percentage compensation, or other benefit paid, granted or accrued to or for the benefit of any Key Employee other than in accordance with an ETS Plan or Compensation Commitment expressly disclosed on SCHEDULE 4.17 hereto as in effect on the date hereof;

              (h)    any borrowing by ETS or the ETS Subsidiary;

              (i) any capital expenditures (including any expenditures for property, plant or equipment) except to the extent of the total amounts and, to the extent indicated therein, at the times set forth in ETS's 1997 capital expenditure budget and 1998 capital expenditure budget which are attached hereto as EXHIBIT C (together the "1997 AND 1998 CAPITAL EXPENDITURE BUDGETS");

              (j) any agreement, understanding or transaction for the acquisition of the business (whether by merger, consolidation, acquisition of stock or assets, or otherwise) of any corporation, joint venture, partnership or other entity;

              (k) any guarantee of any indebtedness for borrowed money or any guarantee of any other obligation of any person or entity, in any case, except in the ordinary course of business and consistent with past practice;

              (l) any write-off as uncollectible of any notes or accounts receivable except for immaterial write-offs in the ordinary course of business and consistent with past practice;

              (m) any license, sale, transfer, grant of a Security Interest, disposition, or acquisition of any right, title or interest in or to Intellectual Property; and

              (n) any authorization, approval, agreement or commitment to do any of the foregoing.

       4.14 INSURANCE. All of the properties and assets of ETS and the ETS Subsidiary which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner customary for companies engaged in similar businesses or owning similar assets. Set forth on
SCHEDULE 4.14 hereto is a list of all insurance policies held by ETS or the ETS Subsidiary (including, without limitation, errors and omissions insurance) and ETS previously has furnished or made available to Hach true and complete copies of all such policies. All such policies (i) are in full force and effect; (ii) are, to ETS's knowledge after due inquiry, valid, binding and enforceable; (iii) will not be modified or terminated or lapse by reason of the Merger (except as set forth in SCHEDULE 4.14); and (iv) neither ETS nor the ETS Subsidiary has received any notice of cancellation with respect thereto. ETS or the ETS Subsidiary have not failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor to the knowledge of ETS, has any coverage for claims been denied, which failure or denial has had or would have a material adverse effect on the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary, taken as a whole.

       4.15 CONTRACTS; ETC.. As used in this Agreement, the Term "ETS AGREEMENTS" shall mean all mortgages, indentures, notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, whether or not considered by ETS to be binding or non-binding (including all leases and other agreements referred to on SCHEDULE 4.9 hereto) to which ETS or the ETS Subsidiary is a party or by which ETS or the ETS Subsidiary or any of their respective properties may be bound or affected. Except as listed in SCHEDULES 4.3(a), 4.12, 4.14 and 4.17, and except for the Stockholder's Agreement and Escrow Agreement, set forth on SCHEDULE 4.15 hereto is a complete and accurate list (as of the most recent practicable date prior to the date this representation is being made) of each ETS Agreement material to the businesses, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary taken as a whole (other than (a) individual purchase orders entered into in the ordinary course of business for less than $25,000, (b) individual sales orders received in the ordinary course of business for less than $25,000, and (c) such other contracts that involve less than $25,000 over the term of such agreement and have a term or remaining term of less than one year or are cancelable within one year), including each of the following ETS Agreements:

              (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by ETS or the ETS Subsidiary;

              (ii) any guaranty, direct or indirect, by ETS or the ETS Subsidiary of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

              (iii) any ETS Agreement made other than in the ordinary course of its business or providing for the grant of any preferential rights to purchase or lease any of its assets;

              (iv) any obligation to register any shares of capital stock of ETS or the ETS Subsidiary or other securities with the Securities and Exchange Commission or otherwise relating to such stock or other securities;

              (v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other companies;

              (vi)   any collective bargaining agreement with any labor union;

              (vii) any lease or similar arrangement for the use by ETS or the ETS Subsidiary of personal property;

              (viii) any ETS Agreement to which any Insider (as defined in SECTION 4.18 hereof) is a party;

              (ix)   any product development or licensing contracts;

              (x) any ETS Agreement containing non-competition or other limitations restricting the conduct of the business of ETS or the ETS Subsidiary;

              (xi)   any partnership, joint venture or similar agreement;

              (xii) any ETS Agreement with a term in excess of one (1) year and providing for payments of $25,000 over the term of such agreement;

              (xiii) any confidentiality agreements, independent contractor agreements and assignments of rights to Intellectual Property; and

              (xiv) any agreements or arrangement with other equipment manufacturers (OEM) for the manufacture of products for sale by ETS under ETS' label or the manufacture by ETS of ETS' products for sale by such manufacturer under its label.

True and complete copies of all written ETS Agreements referred to on SCHEDULE 4.3(a), SCHEDULE 4.3(b), SCHEDULE 4.12, SCHEDULE 4.14, SCHEDULE 4.15 and
SCHEDULE 4.17 hereto have heretofore been delivered or made available to Hach, and ETS has provided Hach with accurate written summaries of all such ETS Agreements which are unwritten. Except as set forth in SCHEDULE 4.15, neither ETS nor the ETS Subsidiary nor, to the knowledge of ETS after due inquiry, any other party thereto is in breach of or default under any ETS Agreement, and to the knowledge of ETS after due inquiry no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any ETS Agreement or result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of ETS or the ETS Subsidiary. Except as disclosed in SCHEDULE 4.15, there are no unresolved disputes involving ETS or the ETS Subsidiary under any ETS Agreement.

       4.16   LABOR RELATIONS.   As of October 31, 1997, ETS and the ETS
Subsidiary employed a total of 79 full-time employees and no temporary employees and, as of the date hereof, except as set forth on SCHEDULE 4.16, (a) neither ETS nor the ETS Subsidiary is delinquent in the payment (i) to or on behalf of any past or present employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof or the Effective Time, as the case may be, (ii) of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant or any other party arising under or with respect to a claim that has been filed under state statutes and approved in the ordinary course in accordance with ETS's policies regarding workers' compensation and/or any applicable statute or administrative procedure;
(b) there is no unfair labor practice charge or complaint against ETS or the ETS Subsidiary pending before the National Labor Relations Board or other

Governmental Entity, and, to the knowledge of ETS, none is threatened; (c) there is no labor strike, dispute, slowdown or stoppage actually in progress or, to the knowledge of ETS, threatened against ETS or the ETS Subsidiary; (d) there are no union or collective bargaining agreements in effect, and there are no union organizational drives in progress and there has been no formal or informal request to ETS or the ETS Subsidiary for collective bargaining or for an employee election from any union or from the National Labor Relations Board;
(e) no union representation or jurisdictional dispute or question exists respecting the employees of ETS or the ETS Subsidiary; and (f) no grievance or arbitration proceedings are pending and no claim therefor has been asserted against ETS or the ETS Subsidiary. Set forth on SCHEDULE 4.16 is the form of confidentiality agreement signed by each employee of ETS or the ETS Subsidiary who has access to Technology. Except as set forth on SCHEDULE 4.16, ETS has complied with all of the requirements of the Immigration Reform and Control Act of 1986, including without limitation completed and maintained all I-9 Forms.

       4.17   EMPLOYEE COMPENSATION.

              (a) Set forth on SCHEDULE 4.17 hereto is a true and complete list of:

                     (i) each pension, profit-sharing, thrift, deferred compensation, stock ownership, stock purchase, stock option, performance, bonus, incentive, retirement, severance, welfare, hospitalization or other medical, dental, disability, life or other insurance, or other employee benefit plan, trust or arrangement of any kind, whether written or oral, whether or not considered by ETS to be binding or non-binding (including, but not limited to any such plan within the meaning of Section 3 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA")), which ETS or the ETS Subsidiary maintains or has maintained, has or ever had in effect or is or ever was required to make contributions to (collectively, "ETS PLANS");

                     (ii) each agreement, arrangement, commitment and understanding of any kind, whether written or oral, whether or not considered by ETS to be binding or non-binding, with any current or former officer, director, employee or consultant of ETS or the ETS Subsidiary or with any such consultant's employees pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, termination and consulting agreements);

                     (iii) any other plan, agreement, arrangement, policy or understanding, whether written or oral, whether or not considered by ETS to be binding or non-binding, relating to any other compensation, remuneration or benefits of any nature whatsoever (including, without limitation, bonuses, incentives, vacation pay, holiday pay, insurance, severance or retirement), in which any current or former officer, director or employee of ETS or the ETS Subsidiary participates or has participated since December 31, 1994 (all of the foregoing in clauses
       (ii) and (iii) being referred to herein collectively as "COMPENSATION COMMITMENTS"); or

                     (iv) any loans between ETS and any current or former officer, director, employee or consultant ("ETS LOANS").

True and complete copies of all written ETS Plans and Compensation Commitments referred to in SCHEDULE 4.17 (including all documents governing obligations, and the most recent valuation or actuarial reports, annual reports and determination letters relating to any ERISA Plans (as defined below)), have heretofore been delivered to Hach, and ETS has provided Hach with accurate written summaries of all such ETS Plans and Compensation Commitments which are unwritten; provided, that, as to customary, unwritten arrangements for payment of wages, ETS has provided Hach a listing of all employees by position and current rate of pay only. Neither ETS nor the ETS Subsidiary has made any express commitment or has any formal plan, whether considered by ETS to be legally binding, or not, to create any additional ETS Plan or Compensation Commitment or to modify or change in any material respect any existing ETS Plan or Compensation Commitment, except as described on SCHEDULE 4.17 hereto.

              (b) With respect to the ETS Plans and Compensation Commitments and Employee Loans:

                     (i) Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated by this Agrement,will, in and of itself, result in (A) an event of default under any ETS Plan or Compensation Commitment; (B) a payment, restriction or limitation upon the assets of any ETS Plan or Compensation Commitment, or
       (C) acceleration of payment or vesting, increase in benefits or compensation or required funding, with respect to any ETS Plan or Compensation Commitment, or the forgiveness of any Employee Loan;

                     (ii) No compensation payable by ETS to any of its employees, officers, or directors under any ETS Plan or Compensation Commitment will be subject to disallowance under Section 162(m) of the Code;

                     (iii) No employee and no beneficiary or dependent of any employee is or may become entitled under any ETS Plan (other than the distribution of benefits to eligible employees and beneficiaries under the current terms of the ETS 401(k) Plan and the ETS ESOP) or Compensation Commitment to post-employment benefits of any kind, including without limitation, death or medical benefits, other than continuation health care coverage required by Section 4980B of the Code; and

                     (iv) All liabilities and obligations of ETS with respect to each and every ETS Plan and Compensation Commitment as of the Closing Date have been paid in full or accrued and reflected on the Financial Statements.

              (c) SCHEDULE 4.17 hereto indicates each ETS Plan which is an "EMPLOYEE PENSION BENEFIT PLAN" or an "EMPLOYEE WELFARE BENEFIT PLAN" (as such terms are defined in

Section 3(3) of ERISA) maintained or contributed to by ETS or the ETS Subsidiary (collectively, the "ERISA PLANS"). Except as set forth on SCHEDULE 4.17:

                     (i) each of the ERISA Plans (1) is currently in material compliance, to the extent currently required to be in compliance, with all applicable federal laws, including but not limited to ERISA, and the Internal Revenue Code of 1986, as amended (the "CODE"), and (2) has been administered in material compliance with the terms of such Plan and with all applicable federal and state laws, including but not limited to ERISA and the Code;

                     (ii) except as identified in SCHEDULE 4.17, none of the ERISA Plans ever maintained by ETS or the ETS Subsidiary is or was ever intended to be "QUALIFIED" within the meaning of Section 401(a) of the Code;

                     (iii) none of the ERISA Plans is or has been a "MULTIEMPLOYER PLAN" (as that term is defined in Section 3(37) of ERISA, "MULTIEMPLOYER PLAN") and neither ETS nor the ETS Subsidiary has ever contributed to or participated in a Multiemployer Plan;

                     (iv) neither ETS nor the ETS Subsidiary, nor any of the ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction involving an ERISA Plan in connection with which ETS or the ETS Subsidiary would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA, or a tax imposed by Section 4975 of the Code.

              (d) With respect to all group health plans (as such term is defined in Section 5000(b)(1) of the Code, "GROUP HEALTH PLANS") maintained by ETS or the ETS Subsidiary, ETS or such Subsidiary complied with the continuation health care coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA (collectively, the "CONTINUATION COVERAGE REQUIREMENTS") for all qualifying events within the meaning of Section 4980B(f)(3) of the Code and Section 603 of ERISA ("QUALIFYING EVENTS"), affecting any current or former employee of ETS or such Subsidiary and any qualified beneficiary related to such employee or former employee (as defined in Section 4980B(g)(1) of the Code and Section 607(3) of ERISA, "QUALIFIED BENEFICIARY"). Except as set forth on
SCHEDULE 4.17, there are no current or former employees of ETS or the ETS Subsidiary or any Qualified Beneficiary related to any such employee or former employee receiving or eligible to receive continued health care pursuant to the Continuation Coverage Requirements.

       4.18 TRANSACTIONS WITH INSIDERS. Set forth on SCHEDULE 4.18 hereto is a complete and accurate list of (i) all ETS Agreements to which any Insider (as defined below) is a party and (ii) a complete and accurate description of all transactions between ETS, the ETS Subsidiary or any ETS Plan, on one hand, and any Insider, on the other hand, that have occurred since January 1, 1994. For purposes of this Agreement:

              (w) the term "INSIDER" shall mean Harry Stephenson and any stockholder, any director or officer of ETS or the ETS Subsidiary, and any Affiliate, Associate or Relative of any of the foregoing persons,

              (x) an "AFFILIATE" of a specified person is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified,

              (y) an "ASSOCIATE" of a specified person means (i) a corporation or other organization other than ETS or the ETS Subsidiary of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities,
       (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, and (iii) any Relative of such person who has the same home as such person or who is a director or officer of ETS or the ETS Subsidiary,

              (z) a "RELATIVE" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such person.

       4.19   ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 4.19:

              (a) the operations of ETS and the ETS Subsidiary are in material compliance with all applicable Environmental Laws;

              (b) ETS and the ETS Subsidiary have obtained and currently maintain all Environmental Permits;

              (c) there are no judicial or administrative actions, proceedings, or investigations pending or, to the knowledge of ETS, threatened against ETS or the ETS Subsidiary alleging the violation of, or liability pursuant to, any Environmental Law or Environmental Permit;

              (d) neither ETS nor the ETS Subsidiary, nor to ETS's knowledge, any predecessor of ETS or the ETS Subsidiary, has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of or reporting of a Release or threatened Release of Hazardous Material into the environment;

              (e) neither ETS nor the ETS Subsidiary, nor to the knowledge of ETS, any of its past or current facilities and operations, or, to ETS's knowledge, any predecessor of ETS or the ETS Subsidiary, is subject to any outstanding written order, injunction, judgment, decree, ruling, assessment, or arbitration award of any agreement with any Governmental Entity or other person relating to Environmental Laws or the Release of Hazardous Materials;

              (f) there is not now, nor, to the knowledge of ETS, has there been in the past, on, in, or under the Real Property or any other real property currently or formerly owned, leased, or operated by ETS or the ETS Subsidiary or any of its predecessors (i) any underground storage tanks, above-ground storage tanks, dikes, or impoundments containing Hazardous Materials, (ii) any asbestos-containing materials, (iii) any polychlorinated biphenyls, or (iv) any radioactive substances; and

              (g) neither ETS nor the ETS Subsidiary is subject to Environmental Costs and Liabilities with respect to Hazardous Materials, and no facts or circumstances exist that could reasonably be likely to result in ETS or the ETS Subsidiary incurring Environmental Costs and Liabilities in excess of $10,000 individually or $25,000 in the aggregate.

              (h)    For purposes of the foregoing SECTION 4.19:

              "ENVIRONMENTAL COSTS AND LIABILITIES" shall mean any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including fees, disbursements, and expenses of legal counsel, experts, engineers, and consultants and the costs of investigation and feasibility studies, remedial or removal actions, and cleanup activities) arising from or under any Environmental Law or Environmental Claim or any order or agreement now in effect with any Governmental Entity or other person.

              "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public and employee health and safety and includes, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act, 33 U.S.C. Section 2601, ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601, ET SEQ., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.
       Section 136, ET SEQ., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701, ET SEQ., the Federal Safe Drinking Water Act, 42 U.S.C. Section 300F, ET SEQ., and the Occupational Safety and Health Act, 29 U.S.C.
       Section 651, ET SEQ., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

              "ENVIRONMENTAL PERMIT" means any permit, approval, authorization, license, variance, registration, or permission required of ETS or the ETS Subsidiary under any applicable Environmental Law.

              "HAZARDOUS MATERIAL" means any substance, material, or waste which is regulated by any Governmental Entity, including, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "toxic waste," or "toxic substance" under any provision of Environmental Law, which includes, petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, urea formaldehyde, and polychlorinated biphenyls.

              "RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property.

       4.20   ETS PRODUCTS; REGULATION.  Except as disclosed in SCHEDULE 4.20,
(a) there have been no written notices, citations or decisions by any Governmental Authority that any product produced, manufactured, marketed or distributed at any time by ETS or the ETS Subsidiary (the "ETS PRODUCTS") is defective or fails to meet any applicable standards promulgated by any such Governmental Authority; (b) ETS and the ETS Subsidiary have complied in all material respects with the laws, regulations and specifications with respect to design, manufacture, labeling, testing and inspection of ETS Products promulgated by the Food and Drug Administration ("FDA"); (c) there have been no recalls or seizures ordered or to the knowledge of ETS threatened by any such Governmental Authority with respect to any of the ETS Products; and (d) neither ETS nor the ETS Subsidiary have received any warning letter from the FDA.

       4.21 CUSTOMERS AND SUPPLIERS. ETS has made available to Hach a list of its customers. Except as set forth in SCHEDULE 4.21, no customer which, individually or in the aggregate, accounted for more than 5% of ETS's consolidated revenues during the 12 month period preceding the date hereof, and no supplier or service provider or group of suppliers or service providers which, individually or in the aggregate, accounted for more than 5% of ETS's consolidated expenses during the 12 month period preceding the date hereof, has canceled or otherwise terminated, or made any written threat to ETS or the ETS Subsidiary to cancel or otherwise terminate, for any reason, including, without limitation, the consummation of the transactions contemplated hereby, its relationship with ETS or the ETS Subsidiary or has at any time on or after December 31, 1996 decreased materially its services to ETS or the ETS Subsidiary in the case of any such service provider, or its usage of the services or products of ETS and the ETS Subsidiary. To the knowledge of ETS, no such customer or supplier or service provider intends to cancel or otherwise terminate its relationship with ETS or the ETS Subsidiary or to decrease materially its services to ETS or the ETS Subsidiary or its usage of the services or products of ETS and the ETS Subsidiary.

       4.22 OPINION OF FINANCIAL ADVISOR. The Environmental Test Systems, Inc. Employee Stock Ownership Plan ("ETS ESOP") has received the written opinion of Comstock Valuation Advisors, Inc. ("COMSTOCK") on the date of this Agreement to the effect that the Class A Merger Consideration to be received by the ETS ESOP from Hach is not less than the "fair market value" of the ETS Class A Common Stock held by the ETS ESOP and that the terms of the transactions pursuant to this Agreement, including the disposition of the ETS ESOP, is fair to the ETS ESOP and its participants from a financial point of view. ETS will promptly, after the date of this Agreement, deliver a copy of such opinion to Hach. A copy of the Comstock engagement letter, dated December 1, 1997, has previously been delivered to Hach.

       4.23 NO EXISTING DISCUSSIONS. As of the date of this Agreement, ETS is not engaged, directly or indirectly, in any discussions with any other party with respect to any Business Combination Transaction (as defined herein).

       4.24 BROKERS. Neither ETS, nor the ETS Subsidiary, nor any director, officer or employee thereof has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

       4.25 ACCURACY AND COMPLETENESS OF ALL STATEMENTS. Each representation or warranty by ETS made pursuant hereto (including the schedules hereto) and all closing certificates hereafter provided by ETS pursuant to the terms hereof will be true and correct in all material respects as of the date hereof and as of the Closing Date and does not, and will not as of the Closing Date, omit any material fact required to make the statements contained therein not misleading.


                                     ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF HACH AND MERGERCO

       Hach and Mergerco hereby represent and warrant to ETS as follows:

       5.1 ORGANIZATION AND GOOD STANDING. Each of Hach and Mergerco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

       5.2 AUTHORITY; NONCONTRAVENTION. Each of Hach and Mergerco has the corporate power and authority to execute and deliver this Agreement, the Stockholder's Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the Stockholder's Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of each of Hach and Mergerco (but with respect to Mergerco as to only the Merger Agreement) and by Hach as the sole stockholder of Mergerco and no other corporate proceedings on the part of Hach or Mergerco (but with respect to Mergerco as to only the Merger Agreement) are necessary to authorize and approve this Agreement, the Stockholder's Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby. This Agreement, the Stockholder's Agreement and the Escrow Agreement have been duly executed and delivered by, and constitute valid and binding obligations of, Hach and Mergerco (but with respect to Mergerco as to only the Merger Agreement) enforceable against Hach and Mergerco (but with respect to Mergerco as to only the Merger Agreement) in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies). The execution, delivery and performance of this Agreement, the Stockholder's Agreement and the Escrow Agreement by Hach and Mergerco (but with respect to Mergerco as to only the Merger

Agreement) and the consummation of the transactions contemplated hereby and thereby do not and will not:

              (i) contravene any provisions of the Certificate of Incorporation or By-Laws of Hach or Mergerco;

              (ii) violate or conflict with any Legal Requirements or result in the termination or material modification of any Permit applicable to Hach or Mergerco or any of their respective businesses or properties except for such violations and conflicts which would not, in the aggregate, have a material adverse effect on Hach's or Mergerco's ability to perform their obligations hereunder; or

              (iii) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority to be made or obtained by Hach or Mergerco, except in connection with or in compliance with the provisions of the Delaware Corporation Law, the Securities Act of 1933, ("Securities Act") the Securities and Exchange Act of 1934 ("Exchange Act"), and the HSR Act under which a filing may be required in connection with the Merger.

              (iv) conflict with, result in a breach of, or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, contract, lease, agreement, arrangement, commitment or other instrument to which Hach or Mergerco is a party or by which Hach or Mergerco is subject or bound and which is material to Hach on a consolidated basis;

              (v) result in the creation of a Security Interest, upon any right, property or asset of Hach or Mergerco; or

              (vi) terminate or give any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which Hach or Mergerco is bound or with respect to which Hach or Mergerco is to perform any duties or obligations or receive any rights or benefits.

       5.3 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Hach consists of 25,000,000 shares of Hach Common Stock and 20,000,000 shares of Hach Class A Common Stock. As of January 16, 1998, 8,238,001 shares of Hach Common Stock and 8,230,133 shares of Hach Class A Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable. The authorized capital stock of Mergerco consists of 1,000 shares of Mergerco Common Stock, all of which, as of the date of this Agreement, are issued and outstanding and held by Hach. Except as contemplated by this Agreement and as set forth in this SECTION 5.3 and SCHEDULE 5.3, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Hach or any Subsidiary of Hach, including Mergerco, obligating Hach or any Hach Subsidiary to issue or sell any shares of capital stock of, or other equity interests in Hach or any Hach Subsidiary. Between October 31, 1997 and the date of this

Agreement, no shares of Hach Common Stocks have been issued by Hach, except pursuant to the exercise of the stock options and stock purchase rights described above that were outstanding on September 30, 1997, in each case, in accordance with their respective terms. There are no outstanding contractual obligations of Hach or any Hach Subsidiary to repurchase, redeem or otherwise acquire any shares of Hach Common Stocks, or any capital stock of, or any equity interests in, any Hach Subsidiary. The shares of Hach Common Stocks to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Hach's Amended and Restated Certificate of Incorporation or By-laws or any agreement to which Hach is a party or by which Hach is bound and will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable state securities laws ("Blue Sky Laws").

       5.4    SEC FILINGS; FINANCIAL STATEMENTS.

              (a) Hach has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1994 (collectively, the "HACH SEC REPORTS"). The Hach SEC Reports
(i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed (or at the effective date thereof in the case of registration statements), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Hach is currently required to file any form, report or other document with the SEC under Section 12 of the Exchange Act.

              (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in Hach SEC Reports, the consolidated financial statements of Hach and its consolidated Hach Subsidiaries for the year ended April 30, 1997 and the unaudited consolidated financial statements of Hach and its consolidated Hach Subsidiaries for the quarter ended October 31, 1997 was prepared in accordance with GAAP consistently applied throughout the periods indicated (except as may be indicated in the notes thereto and except that financial statements included with interim reports do not contain all GAAP notes to such financial statements) and each fairly presented in all material respects the consolidated financial position, results of operations and changes in shareholders' equity and cash flows of Hach and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be, individually or in the aggregate, material to the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Hach and its Subsidiaries, taken as a whole.

              (c) For purposes of this SECTION 5.4 only, the term "material" shall have the meaning used by courts and the SEC when applying the Securities Act and the Exchange Act to particular facts and circumstances.

       5.5 ABSENCE OF LITIGATION. Except as disclosed in SCHEDULE 5.5 or the Hach SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, litigation, inquiry, review, proceeding or investigation pending or, to the knowledge of Hach or any Hach Subsidiary after due inquiry, threatened against or affecting Hach, any Hach Subsidiary, any Hach Benefit Plan or any of their respective properties or rights before any court, arbitrator, panel, agency or governmental, administrative or judicial, authority, which (a) individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Hach and its Subsidiaries taken as a whole or (b) seeks to delay or prevent the consummation of the Merger. Neither Hach nor any Hach Subsidiary nor any property or asset of Hach or any Subsidiary is in violation of any Legal Requirement, individually or in the aggregate, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Hach and its Subsidiaries, taken as a whole.

       5.6    OWNERSHIP OF MERGERCO; NO PRIOR ACTIVITIES.

              (a) Mergerco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

              (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the Merger and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Mergerco has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

       5.7 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Hach or Mergerco.

       5.8 ACCURACY AND COMPLETENESS OF ALL STATEMENTS. Each representation or warranty by Hach made pursuant hereto (including the schedules hereto) and all closing certificates hereafter provided by Hach pursuant to the terms hereof will be true and correct in all material respects as of the date hereof and as of the Closing Date and does not, and will not as of the Closing Date, omit any material fact required to make the statements contained therein not misleading.

                                     ARTICLE 6

                               ADDITIONAL AGREEMENTS

       6.1    REGISTRATION STATEMENT; PROXY STATEMENT.

              (a) As promptly as practicable after the execution of this Agreement, Hach shall prepare and file with the SEC a registration statement on Form S-4 or the appropriate form (together with all amendments thereto, the "REGISTRATION STATEMENT") including therein a combined proxy statement to be sent to the stockholders of ETS (the "PROXY STATEMENT") and Prospectus, in connection with the registration under the Securities Act of the shares of Hach Common Stocks to be issued to the shareholders of ETS pursuant to the Merger. Hach and ETS each shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Hach shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Hach Common Stocks pursuant to the Merger. ETS shall furnish all information concerning ETS as Hach may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, ETS shall mail the Proxy Statement to its shareholders. The Proxy Statement shall include the recommendation of the Board of Directors of ETS in favor of the Merger, unless otherwise necessary due to the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel), subject to SECTION 6.10.

       No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Hach or ETS without the approval of the other party, which shall not be unreasonably withheld. Hach and ETS each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Hach Common Stocks issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

       Hach shall promptly prepare and submit to NASDAQ a listing application covering the shares of Hach Common Stocks issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Hach Common Stocks, subject to official notice of issuance and ETS shall cooperate with Hach with respect to such listing.

              (b) Hach represents, warrants and agrees that the information supplied by Hach for inclusion in the Registration Statement and the Proxy Statement shall not at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of ETS, (iii) the time of the ETS Shareholders' Meeting, and (iv) the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein, or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the ETS Shareholders' Meeting which shall have become false or misleading. If at any time prior to the Effective Time any event or circumstance relating to Hach or any Hach Subsidiary, or their respective officers or directors, should be discovered by Hach which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Hach shall promptly inform ETS. Notwithstanding the foregoing, Hach and Mergerco make no representation or warranty with respect to any information supplied by ETS or any of its representatives which is contained in the Proxy Statement documents. All documents that Hach is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

              (c) ETS represents, warrants and agrees that the information supplied by ETS for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of ETS, (iii) the time of the ETS Shareholders' Meeting, and (iv) the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein, or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the ETS Shareholders' Meeting which shall have become false or misleading. If at any time prior to the Effective Time any event or circumstance relating to ETS or any ETS Subsidiary, or their respective officers or directors, should be discovered by ETS which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, ETS shall promptly inform Hach. Notwithstanding the foregoing, ETS makes no representation or warranty with respect to any information supplied by Hach or any of its representatives in the Proxy Statement documents. All documents that ETS is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

              (d) ETS, Hach and Mergerco each hereby (i) consents to the use of its name and, on behalf of its Subsidiaries and Affiliates, the names of such Subsidiaries and Affiliates and to the inclusion of financial statements and business information relating to such party and its Subsidiaries and Affiliates (in each case, to the extent required by applicable securities laws) in the Registration Statement or the Proxy Statement; (ii) agrees to use all reasonable efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in the Registration Statement or the Proxy Statement; and (iii) agrees to cooperate, and agrees to use all reasonable efforts to cause its Subsidiaries and Affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) above in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities laws in the Registration Statement or the Proxy Statement.

       6.2 SHAREHOLDERS' MEETING. ETS shall use all reasonable efforts to hold a meeting of its shareholders (the "ETS SHAREHOLDERS' MEETING") on or prior to the 35th day following the date on which the Registration Statement becomes effective, for the purpose of voting upon the approval of this Agreement and the Merger. ETS shall take all action reasonably necessary or advisable to secure the vote or consent of shareholders required by Indiana Corporation Law in favor of such approval (including unanimously recommending such approval), unless otherwise necessary and mandatory under the applicable fiduciary duties of the directors of ETS, as determined by such directors in good faith after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel).

       6.3 ACCESS; CONFIDENTIALITY. Between the date hereof and the Closing Date, ETS will and will cause the ETS Subsidiary to (i) provide, to the officers and other authorized representatives of Hach full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of ETS and the ETS Subsidiary, and will cause its respective officers to furnish to Hach or its authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses and properties of ETS or the ETS Subsidiary as may be reasonably requested by Hach and (ii) make available for inspection and copying by Hach true and complete copies of any documents relating to the foregoing. All information received by Hach pursuant to this SECTION 6.3 shall be held by it in accordance with the terms of the Confidentiality Agreements dated October 23, 1997 between Hach and ETS.

       6.4 CONDUCT OF BUSINESS OF ETS PRIOR TO THE EFFECTIVE TIME. ETS agrees that from and after the date hereof until the Effective Time and except as otherwise consented to or approved by Hach in writing:

              (a) The business of ETS and the ETS Subsidiary shall be conducted only in, and ETS and the ETS Subsidiary shall not take any action except in, the ordinary course of business and consistent with past practice;

              (b) No amendment or other change shall be made in the Articles of Incorporation or By-Laws of ETS or in the charter or by-laws (or similar organization documents with different names) of the ETS Subsidiary;

              (c) Neither ETS nor the ETS Subsidiary shall (i) issue, grant, sell or encumber any shares of its capital stock or (ii) issue, grant, sell, or encumber any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock of ETS or the ETS Subsidiary, (iii) enter into any agreement, commitment or understanding calling for any transaction referred to in clause
(i) or (ii) of this paragraph (c), or (iv) make any other changes in its equity capital structure;

              (d) No dividend shall be declared or paid or other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect of any capital stock of ETS or the ETS Subsidiary, nor shall ETS or the ETS Subsidiary, directly or indirectly, purchase, acquire or redeem or split, combine or reclassify any shares of the capital stock of ETS or the ETS Subsidiary except that ETS may pay to its stockholders its normal and customary quarterly cash dividend in an amount not to exceed $0.24112 per share on the ETS Class A Common Stock for each such dividend until the Effective Time and the ETS Subsidiary may pay to ETS a cash dividend in the ordinary course of business in accordance with past practice.

              (e) Except as set forth in SCHEDULE 6.4, neither ETS nor the ETS Subsidiary shall make any capital expenditures (including expenditures for additions to plant, property and equipment) or appropriations or commitments with respect thereto, except (i) to the extent of the total dollar amounts and, to the extent indicated therein, at the times set forth in ETS's 1997 and 1998 Capital Expenditure Budgets; provided, however, that ETS shall not be deemed to have breached this clause (i) of this subsection (e) so long as ETS and the ETS Subsidiary shall not have made any such expenditures, appropriations or commitments in the aggregate in excess of more than $25,000 above the budgeted amounts and (ii) such additional capital expenditures, appropriations or commitments as ETS and Hach mutually may agree upon;

              (f) Except as set forth in SCHEDULE 6.4, neither ETS nor the ETS Subsidiary shall without the prior written consent of Hach which consent shall be promptly considered and not unreasonably withheld:

                     (i)    enter into any distribution agreements;

                     (ii) amend the 1997 and 1998 operating budgets of ETS, a copy of each is attached hereto as EXHIBIT D (together the "1997 AND 1998 OPERATING BUDGETS");

                     (iii) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise and whether due or to become due), other than (A) liabilities or obligations incurred in the ordinary course of business and consistent with past practice, (B) the payment or discharge of obligations as contemplated by this Agreement and (C) scheduled repayments of current portions of principal and interest on long-term indebtedness, the estimated amounts of which payments (which in the case of interest payments on variable rate debt have been projected on the basis of rates currently in effect) have prior to the execution of this Agreement been disclosed by ETS to Hach in a writing which specifically refers to this SECTION 6.4;

                     (iv) create, incur or assume any indebtedness including purchase money indebtedness or guarantee any indebtedness for money borrowed or guarantee any other obligation of any person or entity;

                     (v) make any loans, advances or capital contributions to, or investments in, any other person, other than short-term investments in the ordinary course of business in obligations of the United States of America for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest or certificates of deposit issued by a commercial bank or banks having at least $500 million or equivalent in other currency in undivided capital and surplus;

                     (vi) other than to the extent provided for and at the times, if indicated, in the 1997 and 1998 Operating Budgets, and other than with respect to any ETS obligation to purchase ETS Class A Common Stock from ETS ESOP participants whose employment is terminated prior to the Closing, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, involving total payments to or by ETS or the ETS Subsidiary of, or involving the acquisition or disposition by ETS or the ETS Subsidiary of property, assets, or rights having a value of, at least $15,000; provided, however, that no transaction shall be permitted by this clause
       (vi) which is otherwise prohibited by the terms of this Agreement.

Notwithstanding the foregoing, nothing in this subsection (f) shall prevent any borrowing or advances between or among ETS and the ETS Subsidiary or the endorsement of negotiable instruments in the ordinary course of business;

              (g) Without the prior written consent of Hach which consent shall be promptly considered and not unreasonably withheld, ETS will not, and will not permit the ETS Subsidiary to (i) approve or put into effect any general increase in any compensation or benefits payable to any class or group of employees of ETS or the ETS Subsidiary, (ii) grant to any Key Employee any increase in compensation, remuneration or benefits of any nature whatsoever including, without limitation, new benefits, (iii) enter into any Compensation Commitment with any Key Employee, (iv) pay any bonus or other special compensation to any Key Employee (except pursuant to ETS Plans and Compensation Commitments disclosed on SCHEDULE 4.17 hereto) or (v) hire any new Key Employees;

              (h) ETS will use, and will cause the ETS Subsidiary to use, its best efforts to preserve its business organization intact, to keep available to itself the present services of its Key Employees; and to preserve for itself the goodwill of its suppliers, customers and others with whom business relationships exist; PROVIDED that nothing in this subsection (h) shall permit ETS or the ETS Subsidiary to make or agree to make any increase in compensation, or take any other action with respect to employees, suppliers or customers, which is inconsistent with present policies and practices of ETS or such Subsidiary or with any other provisions of this Agreement without the prior written consent of Hach which consent shall be promptly considered and not unreasonably withheld;

              (i) ETS will not and will not permit the ETS Subsidiary to adopt or amend in any material respect any ETS Plan (except to the extent necessary to maintain the ETS Plans' compliance with applicable law) or any collective bargaining agreement;

              (j) Neither ETS nor the ETS Subsidiary shall enter into or approve any ETS Agreement to which an Insider is a party;

              (k) Neither ETS nor the ETS Subsidiary shall reorganize, restructure, recapitalize, liquidate or file a voluntary petition in bankruptcy or enter into any composition with its creditors or file a voluntary winding up petition;

              (l) Neither ETS nor the ETS Subsidiary shall settle or compromise any litigation involving the payment of, or any agreement to pay over time, an amount, in cash, notes or other property, in excess of $15,000 in the aggregate without the prior consent of Hach; provided, however, that in no event shall ETS or the ETS Subsidiary settle or compromise any litigation involving Intellectual Property;

              (m) Neither ETS nor the ETS Subsidiary shall take any action or fail to take any action which would result in any breach of any of its representations, warranties or covenants contained herein;

              (n) Neither ETS nor the ETS Subsidiary shall enter into any license, sale, transfer, grant of Security Interest, disposition, or acquisition of any right, title or interest in or to Intellectual Property;

              (o) Without limiting any other provision of this Agreement, neither ETS nor the ETS Subsidiary shall amend or terminate any ETS Agreement or waive, release or cancel any debts, claims or rights, except in any such case in the ordinary course of business and consistent with prior practice; or

              (p) With respect to all Group Health Plans maintained by ETS or the ETS Subsidiary, ETS will, and will cause the ETS Subsidiary to, comply with the Continuation Coverage Requirements for all Qualifying Events affecting any current or former employee of ETS or the ETS Subsidiary and any Qualified Beneficiary related to any such employee or former employee. ETS will update
SCHEDULE 4.17 to include any current or former employee of ETS or the ETS Subsidiary or any Qualified Beneficiary related to any such employee or former employee who becomes eligible to receive continued health care pursuant to the Continuation Coverage Requirements prior to the Closing Date.

       6.5 CONSENTS; COOPERATION. Subject to the terms and conditions hereof, ETS and Hach will, and ETS will cause the ETS Subsidiary to, and Hach will cause Mergerco to use their respective best efforts at their respective own expense:

              (i) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required on their respective parts for the consummation of the transactions contemplated by this Agreement;

              (ii) to give the other parties prompt prior notice of and to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including governmental authorities) challenging this Agreement or the transactions contemplated hereby; and

              (iii) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

ETS, Hach and Mergerco will, to the extent permitted by applicable requirements of law, supply the other parties hereto with copies of all correspondence, filings or written communications between such party, its Subsidiaries (as applicable), or its representatives and any governmental authority with respect to this Agreement and the transactions contemplated hereby.

       6.6 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, however, that the provisions of this SECTION 6.6 AND OF SECTION 6.4 hereof shall not require Hach, ETS or Mergerco to divest themselves of any assets or properties or agree to limit the ownership or operation by Hach, ETS or the ETS Subsidiary of any of the assets, or businesses of ETS or the ETS Subsidiary following the Effective Time.

       6.7    INTERIM FINANCIAL STATEMENTS; 1997 AUDITED FINANCIALS.

              (a) Within twenty days after the end of each calendar month after the date of this Agreement and until the Effective Time, ETS will deliver to Hach unaudited consolidated statements of income for such calendar month and the corresponding calendar month of the preceding fiscal year. Within twenty days after the end of each fiscal quarter after the date of this Agreement and until the Effective Time, ETS will deliver to Hach an unaudited consolidated balance sheet as at the end of such fiscal quarter and at the end of the corresponding fiscal quarter of the preceding fiscal year, together with the related unaudited consolidated statements of income and cash flows for the fiscal quarter then ended. All such financial statements shall present fairly the financial position, results of operations and cash flows of ETS and its consolidated subsidiaries as at the date or for the periods indicated in accordance with GAAP consistently applied (and shall be accompanied by a certificate of the chief financial or accounting officer of ETS to such effect), except as otherwise indicated in such statements and subject to normal and recurring year-end audit adjustments which will not in the aggregate be material to the business, operations, results of operations, assets, liabilities, condition (financial or otherwise), or prospects of ETS and the ETS Subsidiary, taken as a whole; PROVIDED, HOWEVER, that such financial statements need not contain the footnote disclosures required by GAAP. All unaudited financial statements delivered pursuant to this SECTION 6.7 shall be prepared on a basis consistent with the audited financial statements for the year ended December 31, 1996.

              (b) Prior to the Effective Time, ETS will furnish Hach true and complete copies of the audited consolidated balance sheets of ETS and the ETS Subsidiary as of December 31, 1997, and the related audited consolidated statements of income, shareholders' equity and cash flows for the year then ended ("1997 AUDITED FINANCIALS") and from and after such delivery the 1997 Audited Financials shall be included as part of the "Financial Statements" for purposes of the representations and warranties to be made by ETS at the Effective Time in accordance with SECTION 7.1.

       6.8 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Effective Time, ETS will give prompt notice in writing to Hach of: (i) any information that indicates that any representation and warranty contained herein was not true and correct as of the date hereof or will not be true and correct as of the Effective Time, (ii) the occurrence or failure to occur of any event which occurrence or failure to occur will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in ARTICLE 7 hereof, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iv) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, (v) receipt of any Business Combination Transaction Proposal (as defined below), (vi) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge after due inquiry, threatened against, ETS or the ETS Subsidiary or relating to or involving or otherwise affecting ETS or the ETS Subsidiary or which relate to the consummation of the transactions contemplated by this Agreement, and (vii) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any ETS Agreement. ETS will (w) promptly advise Hach of any material adverse change in the business, operations, assets, including, Intellectual Property, liabilities, condition (financial or otherwise), results of operations or prospects of ETS or the ETS Subsidiary, (x) confer on request of Hach with one or more designated representatives of Hach to report operational matters and to report the general status of ongoing operations, and
(y) notify Hach of any emergency or other change in the normal course of business or in the operation of the properties of ETS or the ETS Subsidiary and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any property of ETS or the ETS Subsidiary, and will keep Hach fully informed of such events and permit Hach's representatives access to all materials prepared in connection therewith.

       6.9 PUBLICITY. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the transactions contemplated hereby and shall use all reasonable efforts to agree upon the text of any such press release or public announcement prior to the publication of such press release or the making of such public announcement.

       6.10 NO SOLICITATION OF TRANSACTIONS. Neither ETS nor the ETS Subsidiary directly or indirectly, through any officer, director, agent or otherwise, shall solicit, initiate or encourage the submission of any proposal or offer from any person relating to a Business Combination Transaction (as hereinafter defined) with ETS or the ETS Subsidiary or participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; PROVIDED, HOWEVER, that nothing contained in this SECTION
6.10 shall prohibit the ETS Board of Directors from authorizing ETS or the ETS Board of Directors or its designees from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited proposal in writing by such person for a Business Combination Transaction with ETS or the ETS Subsidiary received by the ETS Board of Directors after the date of the Agreement, if, and only to the extent that,
(a) the ETS Board of Directors, after consultation with its independent legal and financial advisors and taking into consideration the advice of such advisors, determines in good faith that (i) such action is required for the ETS Board of Directors to comply with its fiduciary duties to shareholders imposed by applicable Legal Requirements and (ii) such unsolicited proposal may be materially more favorable to the shareholders of ETS than the transactions contemplated by the Agreement and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person, ETS (i) gives Hach and Mergerco as promptly as practicable prior written notice of the material terms of such proposal in reasonable detail and of ETS's intention to furnish such information or begin such discussions and (ii) receives from such person an executed confidentiality agreement on terms no less favorable to ETS than those contained in the Confidentiality Agreement dated as of October 23, 1997 between Hach and ETS. In addition, ETS may, but shall not be obligated to, from time to time notify Hach as to any proposal or offer or any inquiry or contact with any person with respect to a matter that does not rise to the level of a Business Combination Transaction Proposal. ETS agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which ETS is a party. For purposes of this Agreement, a proposal for a Business Combination Transaction that follows the procedure and satisfies the criteria set forth above in subdivisions (a)(i) and (ii) as well as subdivisions (b)(i) and (ii) of this Section is deemed to be a business combination transaction proposal ("BUSINESS COMBINATION TRANSACTION PROPOSAL"). As used herein, the term "BUSINESS COMBINATION TRANSACTION" shall mean any of the following involving ETS or the ETS Subsidiary: (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Merger); (2) any sale, lease, exchange, transfer or other disposition (other than a pledge or mortgage) of 25% or more of the assets of ETS and the ETS Subsidiary taken as a whole, in a single transaction or series of transactions; or (3) the acquisition by a person or entity or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 33% or more of the shares of ETS Common Stock, whether by tender offer, exchange offer or otherwise.

       6.11 CLOSING BALANCE SHEET AND INCOME STATEMENT, ETS's FINANCIAL MANAGERS' REPORT.

              (a) At least two (2) days prior to the Closing, ETS's Vice President of Finance shall deliver to Hach a fluctuation analysis report ("FINANCIAL MANAGERS' REPORT") on the most recent statement of income and balance sheet of ETS delivered pursuant to SECTION 6.7 which will compare actual results to budgeted amounts and to prior year results for the same period. Any variances over five percent shall be explained in such report.

              (b) Hach shall have the right to verify the findings of the Financial Managers' Report and satisfy itself as to the procedures used to prepare such analysis.

       6.12 SURVEY AND TITLE POLICY. On or prior to the Closing Date, ETS shall deliver to Hach a current "as-built" metes and bounds survey for each parcel of ETS Real Property, including all easements that benefit such properties (collectively, the "SURVEYS"), which shall (a) be made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping Minimum Standards in 1992 (the "ALTA/ACSM STANDARDS") and meet the accuracy requirements of an "Urban" survey as defined therein, (b) be in form, scope, and substance reasonably satisfactory to Purchaser, (c) contain optional survey requirements 1, 2, 3, 4, 6, 7(a), 7(b), 8, 9, 10, 11 and 13 as described on Table A of the ALTA/ASCM Standards,
(d) contain a survey certification reasonably acceptable to Hach and (e) not reflect the existence of any Security Interests affecting or relating to the ETS Real Property (other than for taxes not yet due and payable). In addition, the Company shall deliver to Hach on or prior to the Closing Date an American Land Title Association ("ALTA") title insurance policy (the "TITLE POLICY") insuring title to each parcel of ETS Real Property, which Title Policy shall be (i) in an amount reasonably acceptable to Hach, (ii) contain such endorsements thereto as are available and as Hach shall deem necessary or desirable, and (iii) not reflect the existence of any Security Interests affecting or relating to such ETS Real Property (other than for taxes not yet due and payable).

       6.13 APPROVAL BY MERGERCO BOARD OF DIRECTORS AND SOLE STOCKHOLDER. Following approval by the Hach Board of Directors of this Agreement and the other agreements and transactions contemplated hereby, Hach will:

              (i) cause the Board of Directors of Mergerco to approve this Agreement and the agreements and transactions contemplated hereby; and

              (ii) in its capacity as the Sole Stockholder of Mergerco, vote its shares of Mergerco to approve this Agreement and the agreements and transactions contemplated hereby; and

              (iii) cause all other action to occur which is necessary to give effect to this Agreement and the agreements and transactions contemplated hereby.

       6.14.  EMPLOYEE BENEFIT PLANS.

              (a) As soon as practical following the Effective Time, Hach shall make available to the employees of ETS who continue as employees of Hach, the Surviving Corporation or any Hach Subsidiary after the Effective Time ("CONTINUING EMPLOYEES"), subject to this Section 6.14 and without duplication, substantially the same employee benefits on substantially the same terms and conditions that Hach may offer to similarly situated employees of Hach from time to time, provided, however, that until such time as the ETS ESOP is terminated, frozen or merged into Hach's ESOP, or the ETS ESOP loan or any successor loan is repaid, the

Environmental Test Systems, Inc. 401(k) Plan ("ETS 401(k) Plan") shall be administered by Hach or the Surviving Corporation as a separate plan. Until such time as the Continuing Employees become covered by the Hach welfare benefit plans, the Continuing Employees shall remain covered by the welfare benefit plans sponsored by ETS, subject to the terms of such plans.

              (b) Subject to the provisions of Sections 6.14(c), 6.14(d) and 6.14(e), a Continuing Employee who becomes covered by a particular employee benefit plan sponsored by Hach pursuant to Section 6.14(a) shall be credited with his or her years of service (as defined in the applicable Hach employee benefit plan) as an employee of ETS prior to the Effective Time, and of Hach, the Surviving Corporation or any Hach Subsidiary after the Effective Time, for purposes of (i) eligibility under the employee welfare benefit plans sponsored by Hach; and (ii) eligibility and vesting, but not for purposes of benefit accrual or contributions, under Hach's Profit Sharing Plan ("HACH PROFIT SHARING PLAN").

              (c) Subject to the requirements and limitations of applicable law and the provisions of the benefit plans referenced below, Hach shall take or cause to be taken the following actions regarding the disposition of The Environmental Test Systems, Inc. "401(k)" Plan ("ETS 401(k) Plan"):

              (i) The ETS 401(k) Plan, and all assets and liabilities associated therewith, shall be merged with and into the Hach Profit Sharing Plan at such time as Hach may determine but not later than the date of the first to occur of (a) the termination or freezing of the ETS ESOP, (b) the repayment of the loan to the ESOP by NBD Bank ("ETS ESOP Loan") or any successor loan (should Hach determine to refinance the NBD ESOP Loan or any successor loan) or (c) its merger into the Hach ESOP. Until the effective date of such merger, eligible participants under the ETS 401(k) Plan may continue to make salary deferral contributions thereunder, subject to the terms of such plan but shall not participate in the Hach Profit Sharing Plan or its 401(k) component.

              (ii) Any outstanding loans to participants under the ETS 401(k) Plan shall remain outstanding after the effective date of the merger of the ETS 401(k) Plan into the Hach Profit Sharing Plan and shall be serviced under the Hach Profit Sharing Plan pursuant to its terms.

              (d) With respect to Continuing Employees, Hach will use commercially reasonable efforts to cause the appropriate health care providers under Hach's benefit plans to : (i) waive any preexisting condition exclusions from coverage for such Continuing Employees; and (ii) credit such Continuing Employees with amounts paid toward deductibles under their existing ETS coverages, if coverage for the Continuing Employees under the relevant Hach plan begins other than on the first day of the relevant Hach plan's plan year.

              (e) (i) During the plan year of the ETS ESOP ending December 31, 1998, ETS shall pay dividends on the ETS Class A Common Stock held by the ETS ESOP for the period commencing January 1, 1998 and ending on the Closing Date in an amount equal to the lesser of:

                           (A) The amount necessary to enable the ESOP to make principal and interest payments on the NBD ESOP Loan at the time such payments are due, and to satisfy its liquidity needs with respect to distributions to terminated participants; or

                           (B) The amount required to be paid with respect to the ETS Class A Common Stock by the Articles of Incorporation of ETS as in effect on the date hereof.

                     (ii) Subject to the requirements and limitations of applicable law and the provisions of the ETS ESOP and Hach ESOP, from and after the Effective Time, Hach shall take or cause to be taken the following actions regarding the disposition of the ETS ESOP:

                           (A)    Until such time as Hach determines to
                     terminate, freeze or merge it into the Hach ESOP, Hach will maintain the ETS ESOP as a tax-qualified "employee stock ownership plan", within the meaning of Sections 401(a) and 4975(e)(7) of the Code from the Effective Time through the date on which the ETS ESOP is frozen, terminated or merged with the Hach ESOP or any successor thereto.

                           (B) At such time or times as the then acting Trustee determines, the Trustee may liquidate Hach Common Stocks or other securities held in the "loan suspense" account of the ETS ESOP to pay down or pay off the ETS Loan. The proceeds from the sale of Hach Common Stocks or other securities remaining in the loan suspense account after the ETS Loan has been paid in full and after the payment of all expenses incurred by the ETS ESOP and the ETS ESOP Trustee shall be allocated to the accounts of all active participants with account balances under the ETS ESOP at the time of allocation, and no part shall revert to Hach or any affiliate of Hach or any other person unless required by law or applicable regulations.

                           (C) In the event the ETS ESOP is terminated or merged into the Hach ESOP or any successor stock ownership plan, Hach will amend the Hach ESOP or such successor plan, if then in existence, so that contemporaneously with the termination or merger of the ETS ESOP, all active participants in the ETS ESOP will immediately participate in the Hach ESOP and they will be credited with their years of service with ETS for eligibility and vesting purposes under the Hach ESOP as provided in SECTION 6.14(b).

                           (D) For so long as the ETS ESOP is in existence and the ETS Loan is outstanding, Hach or the Surviving Corporation will make contributions to the ETS ESOP sufficient to enable the Trustee to meet its obligations under the ETS

              Loan or any loan the proceeds of which are used to refinance the ETS ESOP Loan.

                     (E) All expenses and costs associated with the disposition of all ETS Plans which are incurred from and after the Effective Time shall be paid by Hach or the Surviving Corporation to the extent not paid by the Plans.

              (f) The final valuation of the ETS Class A Common Stock held by the ETS ESOP will be made by ComStock effective December 31, 1997. ComStock must have issued to the ESOP Trustee and Benefits Committee its opinion dated not later than the date of the ETS Stockholder Meeting called to approve the Plan and Agreement of Merger. Such opinion shall be to the effect that the Class A Merger Consideration to be received by the ETS ESOP from Hach is not less than "adequate consideration", as defined in Section 3(18) of ERISA, for the ETS Class A Common Stock exchanged by the ETS ESOP and that the terms of the transactions pursuant to this Merger Agreement, including the disposition of the ETS ESOP, is fair to the ETS ESOP and its participants from a financial point of view.

                                     ARTICLE 7

                 CONDITIONS TO THE OBLIGATIONS OF HACH AND MERGERCO

       The obligations of Hach and Mergerco to consummate the Closing and effect the Merger shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by Hach and Mergerco as provided herein except as otherwise required by applicable law:

       7.1    REPRESENTATIONS AND WARRANTIES; AGREEMENTS.

              (a) Each of the representations and warranties of ETS contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Effective Time) shall be true and correct in all material respects as of the Effective Time (subject to any updates to the Schedules hereto representing matters arising between the time of execution of this Agreement and the Closing); provided, however, if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation and warranty must be true and correct in all respects. Each obligation of ETS under this Agreement required to be performed by it at or prior to the Effective Time shall have been duly performed and complied with in all material respects as of the Effective Time.

              (b) Each of the representations and warranties contained in the Stockholder Agreement shall be true and correct as of the date hereof and (having been deemed to have been made again at and as of the Effective Time) shall be true and correct as of the Effective Time. Each obligation under the Stockholder's Agreement to be performed by Harry Stephenson at or prior to the Effective Time shall have been duly performed and complied with in all respects as of the Effective Time.

              (c) At the Closing, Hach and Mergerco shall have received (i) a certificate, dated the Closing Date and duly executed by the chief executive officer and the chief financial officer of ETS, to the effect that the conditions set forth in Subsection (a) above have been satisfied and (ii) a certificate, dated the Closing Date and duly executed by Harry Stephenson, to the effect that the conditions set forth in Subsection (b) above have been satisfied.

       7.2 AUTHORIZATION OF MERGER; CONSENTS. All corporate action necessary to authorize the execution, delivery and performance of this Agreement, the Escrow Agreement and the Stockholder's Agreement and the consummation of the transactions contemplated hereby, and thereby shall have been duly and validly taken by ETS including without limitation the approval of the stockholders of ETS contemplated by SECTION 8.3 hereof. All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies required to consummate the transactions contemplated hereby shall have been made or obtained. All notices, consents, and waivers required to be obtained by ETS and the ETS Subsidiary and listed on SCHEDULE 4.4 shall have been made or obtained.

       7.3 APPROVAL OF HACH BOARD OF DIRECTORS. The Board of Directors of Hach shall have approved the Merger and the other transactions contemplated by this Agreement.

       7.4 OPINION OF ETS's COUNSEL. Hach shall have been furnished with the opinion of Krieg DeVault, Alexander & Capehart, Indianapolis, Indiana, counsel to ETS, dated the Closing Date, in form and substance reasonably satisfactory to Hach and its counsel, which opinion may be in a form in accordance with the Legal Opinion Accord of the American Bar Association Section of Business Law (1991) ("ACCORD FORMAT").

       7.5 REPORT OF ETS's FINANCIAL MANAGERS. ETS shall have delivered to Hach the Financial Manager's Report referred to in Section 6.11.

       7.6 ABSENCE OF LITIGATION. No order, stay, judgment or decree shall have been issued and be in effect by any court restraining or prohibiting the consummation of the transactions contemplated hereby or requiring Hach or any of its Subsidiaries to divest any material assets or properties or limiting the ownership or operation by Hach or any of its Subsidiaries of any of the material assets or business of ETS or the ETS Subsidiary. No statute, rule or regulation shall have been promulgated or enacted by any federal, state or local government, governmental authority or governmental agency which would prevent or make illegal the transactions contemplated hereby. No action, suit or proceeding before any court or any governmental or regulatory body shall be pending (or threatened by any governmental or regulatory body), and no investigation by any governmental or regulatory body shall have been commenced (and be pending) seeking (i) to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement, (ii) material damages in connection therewith which Hach, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby, (iii) to limit the ownership or operation by Hach or any of its Subsidiaries of any of the assets or business of ETS or the ETS Subsidiary or (iv) to require Hach or any of its Subsidiaries to divest any material assets or properties.

       7.7 OPTIONS, ETC.. Hach shall have received assurances, to its reasonable satisfaction, that at and after the Effective Time there shall not exist any security, option, warrant, right (including preemptive rights), put, call, subscription, agreement, commitment, understanding or claim of any nature whatsoever, fixed or contingent that directly or indirectly calls for ETS or the ETS Subsidiary to acquire or issue, pledge, deliver, sell or otherwise dispose, or to cause to be acquired, issued, delivered, pledged, sold or otherwise disposed, any shares of the capital stock of ETS or the ETS Subsidiary or any securities convertible into or other rights to acquire any shares of capital stock of ETS or the ETS Subsidiary or obligating ETS or the ETS Subsidiary to grant, extend or enter into any of the foregoing.

       7.8 STOCKHOLDER'S AGREEMENT AND ESCROW AGREEMENT. The Stockholder's Agreement shall be in full force and effect, and there shall be no breach thereunder as of the Effective Time. The Escrow Agreement shall be in full force and effect, and there shall be no breach thereunder as of the Effective Time.

       7.9 RESIGNATIONS. Hach shall have received the resignations, effective as of the Effective Time of each director of ETS and the ETS Subsidiary.

       7.10 EMPLOYMENT AGREEMENTS. (a) Prior to the Closing, ETS shall have delivered to Hach copies of fully executed Employment Agreements with each Key Employee listed on SCHEDULE 7.10 hereto in form and substance and pursuant to such terms and conditions as are satisfactory to Hach in its sole discretion.

       (b) Prior to the Closing, Hach and Mark Stephenson shall have entered into an Employment Agreement in form and substance and pursuant to such terms and conditions as are mutually satisfactory to them.

       7.11 HARRY STEPHENSON AGREEMENTS. (a) At the Closing, Harry Stephenson shall have delivered to Hach a fully executed noncompetition agreement in the form of EXHIBIT E hereto.

              (b) At the Closing, Hach and Harry Stephenson shall have entered into a Consulting Agreement in the form of EXHIBIT F.

              (c) At the Closing, Harry Stephenson shall have executed and delivered a Lock-up Letter in the form of EXHIBIT G, whereby he agrees not to sell the shares of Hach Common Stocks he receives in the Merger for a period of six months from the Closing Date.

              (d) Prior to or effective at the Closing, the current employment agreement between ETS and Harry Stephenson shall be terminated with no continuing obligation on the part of ETS.

       7.12 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect.

       7.13 TAX OPINION. Hach and ETS shall each have received an opinion of Krieg, DeVault, Alexander & Capehart, legal counsel to ETS, reasonably satisfactory in form and substance to ETS and to Hach and its counsel McBride Baker & Coles, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a)(1)(A) of the Code which shall be dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to shareholders of ETS and which shall be updated as of the Effective Time ("ETS TAX OPINION").

       7.14 LISTING OF HACH COMMON STOCKS; COMPLIANCE WITH STATE BLUE SKY LAWS. Hach and ETS shall have received from NASDAQ evidence that the shares of Hach Common Stocks to be issued to the shareholders of ETS in the Merger shall be quoted on NASDAQ immediately following the Effective Time. Hach shall have complied in all material respects with any state Blue Sky laws applicable to the issuance of the Hach Common Stocks in connection with the Merger.

       7.15 INVESTMENT LETTERS. At the Closing, Hach and ETS shall have received investment letters in form and substance satisfactory to Hach and ETS from ETS shareholders representing at least 51% of the Hach Common Stock issued as Merger Consideration, representing the agreement of such shareholders that, notwithstanding their registration, all shares of Hach Common Stocks to be received by ETS shareholders as Merger Consideration shall be held for investment (the "ETS INVESTMENT LETTERS").

       7.16 CERTIFICATES. ETS shall have furnished Hach with such certificates of its officers and others as Hach may reasonably request to evidence compliance with the conditions set forth in this ARTICLE 7.

       7.17 NO ADVERSE CHANGES. No material adverse changes shall have occurred in the assets, liabilities, business, financial (or other) condition or results of operations or prospects of ETS or the ETS Subsidiary since December 31, 1996.

       7.18 DISPOSITION OF CERTAIN ETS AGREEMENTS. Prior to the Closing, Hach and ETS shall take such actions with respect to the Registration Rights Agreement and Security Agreements among ETS and its stockholders as is described on SCHEDULE 7.18.

                                     ARTICLE 8

                        CONDITIONS TO THE OBLIGATIONS OF ETS

       The obligations of ETS to consummate the Closing and effect the Merger shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by ETS as provided herein except as otherwise provided by applicable law:

       8.1 REPRESENTATIONS AND WARRANTIES; AGREEMENTS. Each of the representations and warranties of Hach and Mergerco contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Effective Time) shall be true and correct in all material respects as of the Effective Time; provided, however, if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied such representation and warranty must be true and correct in all respects. Each obligation of Hach and Mergerco under this Agreement required to be performed by it at or prior to the Effective Time shall have been duly performed and complied with in all respects as of the Effective Time. At the Closing, ETS shall have received a certificate, dated the Closing Date and duly executed by an officer of Hach to the effect that the conditions set forth in this SECTION 8.1 have been satisfied.

       8.2 AUTHORIZATION OF THE MERGER. All corporate action necessary to authorize the execution, delivery and performance of this Agreement, the Escrow Agreement and the Stockholder's Agreement and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Hach and Mergerco. All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies required to consummate the transactions contemplated hereby shall have been made or obtained.

       8.3 STOCKHOLDER APPROVALS. This Agreement and the transactions contemplated herein shall have been duly approved by the stockholders of ETS in accordance with all applicable Legal Requirements (the "REQUISITE ETS STOCKHOLDER APPROVAL"). The affirmative vote of the holders of at least a majority of the outstanding shares of each of ETS Class A Common Stock and ETS Class B Common Stock voting each as a separate voting group are the only votes of the holders of any class or series of capital stock of ETS necessary to approve this Agreement and the Merger.

       8.4 OPINION OF HACH'S COUNSEL. ETS shall have been furnished with opinion of McBride, Baker & Coles, dated the Closing Date, in form and substance reasonably satisfactory to ETS and its counsel, which opinion may be in the Accord Format.

       8.5 ABSENCE OF LITIGATION. No order, stay, judgment or decree shall have been issued and be in effect by any court restraining or prohibiting the consummation of the transactions contemplated hereby or requiring Hach or any of its Subsidiaries to divest ownership or operations by Hach or any of its Subsidiaries of, any of the assets or business of Hach or any of its

Subsidiaries. No statute, rule or regulation shall have been promulgated or enacted by any federal, state or local government, governmental authority or governmental agency which would prevent or make illegal the transactions contemplated hereby. No action, suit or proceeding before any court or any governmental or regulatory body shall be pending (or threatened by any governmental or regulatory body), and no investigation by any governmental or regulatory body shall have been commenced (and be pending) seeking (i) to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement, (ii) material damages in connection therewith which Hach, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby, (iii) to limit the ownership or operation by Hach or any of its Subsidiaries of any of the assets or business of Hach or any of its Subsidiaries or (iv) to require Hach or any of its Subsidiaries to divest any material assets or properties.

       8.6 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect.

       8.7 TAX OPINION. Hach and ETS shall each have received the ETS Tax Opinion, as provided in SECTION 7.13.

       8.8 LISTING OF HACH COMMON STOCKS; COMPLIANCE WITH STATE BLUE SKY LAWS. Hach and ETS shall have received from NASDAQ evidence that the shares of Hach Common Stocks to be issued to the shareholders of ETS in the Merger shall be quoted on NASDAQ immediately following the Effective Time. Hach shall have complied in all material respects with any state Blue Sky Laws applicable to the issuance of the Hach Common Stocks in connection with the Merger.

       8.9 INVESTMENT LETTERS. (a) Hach and ETS shall have received the ETS Investment Letters, as provided in SECTION 7.15.

              (b) At the Closing, ETS shall have received from Hach an investment letter in form and substance satisfactory to ETS in which Hach represents that it has no present intention as of the Closing Date to direct the ETS ESOP Trustee to sell any Hach Common Stocks to be received by the ETS ESOP as a result of the Merger.

       8.10 EMPLOYMENT AGREEMENTS. ETS shall have entered into Employment Agreements with each Key Employee listed on SCHEDULE 7.10 and Hach shall have entered into the Employment Agreement with Mark Stephenson, as provided in
SECTION 7.10.

       8.11 HARRY STEPHENSON AGREEMENTS. Hach will have executed and delivered the agreements as provided by SECTION 7.11.

       8.12 ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by each of the parties thereto.

       8.13 CERTIFICATES. Hach and Mergerco shall have furnished ETS with such certificates of their officers and others as ETS may reasonably request to evidence compliance with the conditions set forth in this ARTICLE 8.

       8.14 NO ADVERSE CHANGE. No material adverse change shall have occurred in the assets, liabilities, business, financial (or other) condition or results of operations or prospects of Hach on a consolidated basis since April 30, 1997.


                                     ARTICLE 9

                         TERMINATION: ABANDONMENT OF MERGER

       9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval by the stockholders of
ETS:

              (a) By mutual consent duly authorized by the Boards of Directors of Hach and ETS;

              (b) By either Hach or ETS if a permanent injunction is entered, enforced or deemed applicable to this Agreement, which prohibits the consummation of the transactions contemplated hereby and all appeals of such injunction shall have been taken and shall have been unsuccessful (the appealing party or parties shall be responsible for their respective costs and expenses relating to such appeals);

              (c) By either Hach or ETS if any governmental entity, the consent of which is a condition to the obligation of such party to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all reasonable appeals of such determination shall have been taken and shall have been unsuccessful (the appealing party or parties shall be responsible for their respective costs and expenses relating to such appeals);

              (d) By either Hach or ETS if, without fault of such terminating party, the Merger has not been consummated except for routine filings with the Secretary of State of Delaware and Indiana on or before the Closing Date;

              (e) By Hach, (i) if the Board of Directors of ETS shall have withdrawn its recommendation of this Agreement or the Merger or shall have resolved to do so, or (ii) within five (5) business days of receipt by Hach of a written notice from ETS that ETS has received a Business Combination Transaction Proposal; provided that during such five (5) business day period, Hach shall have the right to make a good faith counter-offer to ETS in response to the Business Combination Transaction Proposal;

              (f) By ETS, in the exercise of its good faith judgment (subject to Section 6.10) as to its fiduciary duties under law, if (x) after receiving an unsolicited proposal, the ETS Board of Directors has made the determinations called for by Section 6.10(a)(i) and Section 6.10 (a)(ii), thus resulting in a Business Combination Transaction Proposal, (y) Hach has received the notice called for by Section 6.10(b)(i) and (z) ETS has received the confidentiality agreement referred to in Section 6.10(b)(ii); provided that any termination of this Agreement by ETS pursuant to this Section 9.1(f) shall not be effective until ETS has made payment of the full Break-up Fee required by
Section 9.2(a) hereof;

              (g) By Hach, upon a breach of any representation, warranty, covenant or agreement on the part of ETS set forth in this Agreement, or if any representation or warranty of ETS shall have become untrue, in either case such that the conditions set forth in Article 7 would not be satisfied (a "TERMINATING ETS BREACH"); PROVIDED, HOWEVER, that, if such Terminating ETS Breach is curable by ETS through the exercise of its best efforts and for so long as ETS continues to exercise such best efforts, Hach may not terminate this Agreement under this SECTION 9.1(g);

              (h) By ETS, upon breach of any representations, warranty, covenant or agreement on the part of Hach or Mergerco set forth in this Agreement, or if any representation or warranty of Hach or Mergerco shall have become untrue, in either case such that the conditions set forth in Article 8 would not be satisfied ("TERMINATING HACH BREACH"); PROVIDED, HOWEVER, that, if such Termination Hach Breach is curable by Hach or Mergerco through best efforts, and for so long as Hach or Mergerco continues to exercise such best efforts, ETS may not terminate this Agreement under this SECTION 9.1(h);

              (i) By either Hach or ETS, on the fifth business day following the Determination Date if the Average Share Price on the Determination Date is less then $9.00 for Hach Common Stock or $7.00 for Hach Class A Common Stock; or

              (j) By Hach, in the event any updates of Schedules made pursuant to Section 7.1 disclose any liabilities not disclosed at the time this Agreement is executed and delivered or which arose after such execution or delivery other than in the ordinary course of business, which liabilities are individually or in the aggregate material.

       9.2    FEES AND EXPENSES.

              (a) ETS shall pay Hach a fee (a "BREAK-UP FEE") in immediately available funds, equal to all of Hach's Expenses (as hereinafter defined), if:

                     (i) this Agreement is terminated pursuant to SECTION 9.1(e) OR 9.1(f); or

                     (ii) this Agreement is terminated pursuant to Section 9.1(e)(ii) and if, within one (1) year of such termination, ETS, the ETS Subsidiary or any of their affiliates enters into a letter of intent or similar agreement or a definitive agreement for a Business Combination Transaction which relates to or results from the Business Combination Transaction Proposal which was the subject of Hach's termination pursuant to Section 9.1(e)(ii).

       ETS shall provide Hach with prompt written notice of the events described in SECTIONS 9.2(a)(i) AND (ii). Hach shall submit an accounting of its expenses comprising the Break-up Fee within 15 days of receipt of such notice from ETS, and ETS will pay the Break-up Fee within 5 business days following the receipt by ETS of such accounting.

              (b) As used herein, "EXPENSES" means all reasonable out-of-pocket expenses and fees actually incurred or accrued by Hach or Mergerco, or on their respective behalf in transactions contemplated by this Agreement on and after September 1, 1997 and prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, accountants, environmental and other experts and consultants, and all governmental filing and registration fees and expenses and all printing expenses) and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the transactions contemplated by this Agreement, any agreements relating thereto and any filings to be made in connection therewith.

              (c) Notwithstanding anything to the contrary in this SECTION 9.2, no Break-up Fee will be payable by ETS if the Merger is consummated.

       9.3 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in this ARTICLE 9, notice thereof shall be promptly given by the terminating party to the other parties and thereafter this Agreement shall be of no further force or effect and there shall be no liability on the part of any party with respect thereto except (i) the provisions of this
SECTION 9.3, SECTIONS 9.2, 10.3, 10.6, AND 10.10 and the Confidentiality Agreement shall survive any termination and (ii) nothing herein will relieve any party from any liability for any breach hereof (it being understood and agreed that in the event of a termination of this Agreement in accordance with SECTION 9.1, neither Hach nor Mergerco, on the one hand, nor ETS, on the other hand, shall be liable to the other hereunder as the result of the occurrence after the date hereof of any event beyond such party's control which event results in the inability of such party to bring down its representations as of the Closing in accordance with the provisions of SECTION 7.1 OR 8.1 hereof, as the case may
be).


                                     ARTICLE 10

                                   MISCELLANEOUS

       10.1 MODIFICATION OR AMENDMENT. At any time prior to the Effective Time, the parties hereto may, by written agreement, make any modification or amendment of this Agreement approved by their respective Boards of Directors; provided, however, that the consideration to be received by holders of shares of ETS Common Stocks in the Merger, as set forth in ARTICLE 2 hereof, and the dollar amount of Hach Common Stocks to be placed in the Escrow as contemplated in Article 11 hereof, shall not be amended or modified without the approval of such holders at any time after such holders have approved this Agreement. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

       10.2 WAIVER OF CONDITIONS; INVESTIGATION. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. The respective representations and warranties of the parties contained herein and any Party's rights to receive payments for Damages in accordance with ARTICLE 11 hereof shall not be deemed waived or affected by any investigation by any party except to the extent expressly provided in SECTION 11.1(c) hereof.

       10.3 PAYMENT OF EXPENSES. Except as provided in this SECTION 10.3 and as set forth in SECTION 9.2, whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger; provided, however, that in the event the Merger is consummated, the holders of ETS Class B Common Stock shall reimburse Hach for twenty-five percent (25%) of all such costs and expenses incurred by ETS following October 23, 1997, to the extent such costs and expenses exceed the sum of Fifty Thousand Dollars ($50,000) (twenty-five percent (25%) of such excess being referred to as the "REIMBURSEMENT AMOUNT"). At the Closing, ETS shall provide Hach with a fair estimate of the Reimbursement Amount, and the Merger Consideration to be delivered to the ETS Class B Stockholders shall be reduced by an amount equal to the Reimbursement Amount by adjusting the cash and/or the stock components in a manner agreed to by Hach and ETS. As soon as practical after the Effective Date, a final adjustment to reflect any material discrepancy between the estimate of the Reimbursement Amount and the actual Reimbursement Amount shall be made as provided in the Escrow Agreement. Notwithstanding the foregoing, Hach alone shall pay the costs and expenses with respect to the filing of the Registration Statement, the printing of the Proxy Statement, the listing of the Hach Common Stocks on NASDAQ, compliance with Blue Sky Laws, and all filings under the HSR Act (other than the fees and disbursements of counsel, accountants and other representatives of ETS relating to such matters). The ETS Employee Stock Ownership Plan will be solely responsible for any fees and expenses due to its independent trustee and to Comstock, relating to the Merger and the related transactions, which are properly payable by it consistent with its fiduciary duties.

       10.4   SURVIVAL.

              (a) Except as to (i) the representations and warranties contained in SECTION 4.3 AND 4.4, which shall survive the Effective Time and remain in effect indefinitely, (ii) the representations and warranties contained in SECTIONS 4.16 AND 4.17 which shall survive the Effective Time until the expiration of the statute of limitations applicable thereto, (iii) the representations and warranties in SECTION 4.7 which shall survive the Effective Time until 60 days after the expiration of the applicable tax statute of limitations with respect to the relevant taxable period (including all periods of extension (whether automatic or permissive)) and (iv) the representations and warranties contained in SECTIONS 4.12 AND 4.19 which shall survive the Effective Time until the expiration of three (3) years after the Effective Time, the representations and warranties of ETS shall survive the Effective Time until the expiration of eighteen (18) months after the Effective Time; PROVIDED, HOWEVER, that such representations and warranties and the liability of any person with respect thereto including, without limitation, the indemnity referred to in ARTICLE 11 hereof, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the Representative or Hach has been given written notice within such specified period of survival in accordance with ARTICLE 11 hereof and the Escrow Agreement.

              (b) The covenants and agreements in this Agreement will survive the Effective Time and remain in effect indefinitely, unless any covenant or agreement provides that it will survive for a different period following the Effective Time (in which event such different period shall apply.

       10.5 HEADINGS. The article and section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

       10.6 NOTICES. All notices or other communications required or permitted hereunder shall be given in writing and shall be delivered or sent, by telecopy (or like transmission) with a conforming copy by first class U.S. Mail, postage prepaid, by delivery against receipt from the parties to whom it is given, by registered or certified U. S. Mail, or by overnight express delivery service as follows:

              If to ETS:                  Harry Stephenson
                                          Environmental Test Systems, Inc.
                                          23575 County Road 106
                                          P. O. Box 4659
                                          Elkhart, IN 46514-0659
                                          Fax No.: (219) 262-2495

              with a copy (which          William R. Neale, Esq.
              shall not constitute        Krieg, DeVault, Alexander & Capehart
              notice) to:                 One Indiana Square, Suite 2800
                                          Indianapolis, IN  46204-2017
                                          Fax No. (317) 636-1507

              If to Hach:                 Gary R. Dreher
                                          Hach Company
                                          5600 Lindbergh Drive
                                          Loveland, CO  80538
                                          Fax No. (970) 962-6740
              with a copy (which          Robert O. Case, Esq.
              shall not constitute        McBride, Baker & Coles
              notice) to:                 500 W. Madison St., 40th Floor
                                          Chicago, IL  60661-2511
                                          Fax No. (312) 993-9350

or such other address as a party may from time to time designate in writing in accordance with this Section. All such notices, requests or other communication shall be effective (a) if delivered by hand, when delivered; (b) if mailed in the manner provided herein, five (5) business days after deposit with the United States Postal Service except that confirmation copies of telecopy notice shall be deemed to be effective on the date mailed; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein.

       10.7 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

       10.8 COMPLETE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto and the Stockholder Agreement, the Escrow Agreement, the Confidentiality Agreements and the other agreements referred to herein) contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto, including, without limitation (except for Section 17 thereof which is incorporated herein by this reference), the provisions of the Letter of Intent between ETS and Hach dated as of October 23, 1997. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth or referred to herein.

       10.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

       10.10 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

       10.11 ACCOUNTING TERMS. All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP on the date hereof.

       10.12 SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

       10.13 SPECIFIC PERFORMANCE. Hach, Mergerco and ETS recognize that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

       10.14 THIRD PARTY BENEFICIARIES. Except and to the extent specifically provided in SECTIONS 6.14(a) THROUGH (d) with respect to Continuing Employees,
SECTION 6.14 with respect to the ETS ESOP Trustee, and ARTICLE 11, with respect to the Representative and the Hach Parties, this Agreement is not intended, and shall not be construed, to confer any rights or remedies hereunder upon any person other than the parties hereto and the Hach Parties.

       10.15 CERTAIN INTERPRETIVE MATTERS AND DEFINITIONS. (a) Unless the context otherwise requires, (i) all references to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) "or" is disjunctive but not necessarily exclusive, (iv) words in the singular include the plural and VICE VERSA, (v) the term "Affiliate" has the meaning given to such term in Rule 12b-2 of Regulation 12B under the Exchange Act, (vi) "including" and "includes" shall mean "including, without limitation,"
(vii) "person" or "Person" shall mean any individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated association, governmental authority, or other entity, and (viii) words in the masculine or neuter shall include the masculine, feminine or neuter as the context requires. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

              (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

              (c) The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined.

                         Term                                Definition
                         ----                                ----------
      1997 and 1998 Capital Expenditure Budgets           Section 4.13(i)
      1997 and 1998 Operating Budgets                     Section 6.4(f)(ii)
      1997 Audited Financials                             Section 6.7(b)
      Accord Format                                       Section 7.4
      Additional Class A Merger Consideration             Section 2.1(b)(i)
      Additional Class B Merger Consideration             Section 2.1(b)(ii)
      Affiliate                                           Section 4.18


                                          54

      Agreement                                           Recitals
      ALTA                                                Section 6.12
      ALTA/ACSM Standards                                 Section 6.12
      Associate                                           Section 4.18
      Average Market Price                                Section 2.1(c)
      Balance Sheet                                       Section 4.6
      Basket Amount                                       Section 11.1(b)
      Breach Notice                                       Section 11.1(b)
      Break-up Fee                                        Section 9.2(a)
      Business Combination Transaction                    Section 6.10
      Business Combination Transaction Proposal           Section 6.10
      CBMT                                                Section 4.5(b)
      Claim                                               Section 11.2(a)
      Claim Notice                                        Section 11.2(a)
      Class A Base Merger Consideration                   Section 2.1(i)(A)
      Class A Merger Consideration                        Section 2.1(i)(C)
      Class A Stockholders                                Section 11.1(a)
      Class B Base Merger Consideration                   Section 2.1(ii)(A)
      Class B Merger Consideration                        Section 2.1(ii)(C)
      Class B Stockholders                                Section 11.1(a)
      Closing                                             Section 3.1
      Closing Date                                        Section 3.1
      Code                                                Section 4.17(i)(i)
      Compensation Commitments                            Section 4.17(a)(iii)
      Comstock                                            Section 4.22
      Continuation Coverage Requirements                  Section 4.17(d)
      Copyrights                                          Section 4.12(a)
      Damages                                             Section 11.1(a)
      Delaware Corporation Law                            Section 1.1
      Determination of Claim                              Section 11.2(c)
      Determined Claim Amount                             Section 11.2(c)
      Determination Date                                  Section 2.1(c)
      Dissenting Shares                                   Section 2.2(a)
      Effective Time                                      Section 1.2
      Environmental                                       Section 4.19(h)
      Environmental Costs and Liabilities                 Section 4.19(h)
      Environmental Law                                   Section 4.19(h)
      Environmental Permit                                Section 4.19(h)
      Environmental Test Systems, Inc.                    Section 1.1
      ERISA                                               Section 4.17(a)(i)
      ERISA Plans                                         Section 4.17(c)
      Escrow Agent                                        Section 2.1(i)(B)
      Escrow Agreement                                    Section 2.1(i)(B)
      Escrow Deposit                                      Section 11.1(a)
      Escrow Release Date                                 Section 2.1(i)(B)



                                          55

      Exchange Act                                        Section 5.2(iii)
      ETS                                                 Recitals
      ETS 401(k) Plan                                     Section 6.14(c)(i)
      ETS Agreements                                      Section 4.15
      ETS Class A Common Stock                            Recitals
      ETS Class B Common Stock                            Recitals
      ETS Common Stocks                                   Recitals
      ETS Employee Loans                                  Section 4.17(a)(iv)
      ETS ESOP                                            Section 4.22
      ETS ESOP Loan                                       Section 6.14(e)(i)(A)
      ETS Investment Letters                              Section 7.15
      ETS Plans                                           Section 4.17(a)(i)
      ETS Products                                        Section 4.20
      ETS Real Property                                   Section 4.9(c)
      ETS Shareholders' Meeting                           Section 6.2
      ETS Subsidiary                                      Section 4.2
      ETS Tax Opinion                                     Section 7.13
      Exchange Agent                                      Section 2.3(a)
      Expenses                                            Section 9.2(b)
      FDA                                                 Section 4.20
      Financial Managers' Report                          Section 6.11(a)
      Financial Statements                                Section 4.5(a)
      Group Health Plans                                  Section 4.17(d)
      Hach                                                Recitals
      Hach Class A Stock                                  Section 2.1(i)(A)
      Hach Common Stock                                   Section 2.1(i)(A)
      Hach Common Stocks                                  Section 2.1(i)(A)
      Hach Parties                                        Section 11.1(a)
      Hach Party                                          Section 11.1(a)
      Hach Profit Sharing Plan                            Section 6.14(b)
      Hach SEC Reports                                    Section 5.4(a)
      Hazardous Material                                  Section 4.19(h)
      HSR Act                                             Section 4.4(c)(v)
      Indemnification Expense                             Section 11.2(b)(i)
      Indiana Corporation Law                             Section 1.1
      Insider                                             Section 4.18
      Intellectual Property                               Section 4.12(a)
      Key Employees                                       Section 4.13(vii)
      Legal Requirements                                  Section 4.8
      Licenses                                            Section 4.12(a)
      Merger                                              Recitals
      Mergerco                                            Recitals
      Multiemployer Plan                                  Section 4.17(c)(iii)
      NASDAQ                                              Section 2.1(c)
      Patents                                             Section 4.12(a)


                                          56

      Pending Claims                                      Section 2.1(b)(i)
      Pending Claims Amount                               Section 2.1(b)(i)
      Permits                                             Section 4.8
      Proposed Action Notice                              Section 11.2(b)(ii)
      Proxy Statement                                     Section 6.1(a)
      Qualified Beneficiary                               Section 4.17(d)
      Qualifying Events                                   Section 4.17(d)
      Real Property                                       Section 4.9(b)
      Real Property Leases                                Section 4.9(c)
      Registration Statement                              Section 6.1(a)
      Reimbursement Amount                                Section 10.3
      Relative                                            Section 4.18
      Release                                             Section 4.19(h)
      Representative                                      Section 11.3
      Requisite ETS Stockholder Approval                  Section 8.3(b)
      Resolved Pending Claim                              Section 2.1(b)(v)
      Resolved Pending Claim Amount                       Section 2.1(b)(v)
      SEC                                                 Section 3.1
      Securities Act                                      Section 5.2(iii)
      Security Interest                                   Section 4.2
      Software                                            Section 4.12(a)
      Stockholder's Agreement                             Recitals
      Subsequent Class A Merger Consideration             Section 2.1(b)(iv)
      Subsequent Class B Merger Consideration             Section 2.1(b)(iv)
      Subsidiary                                          Section 4.2
      Surrendering Stockholders                           Section 11.1(a)
      Surveys                                             Section 6.12
      Surviving Corporation                               Section 1.1
      Tax Returns                                         Section 4.7
      Taxes                                               Section 4.7
      Technology                                          Section 4.12(a)
      Terminating ETS Breach                              Section 9.1(g)
      Terminating Hach Breach                             Section 9.1(h)
      Third Anniversary Escrow Balance                    Section 2.1(b)(1)
      Third Party Claim                                   Section 11.2
      Title Policy                                        Section 6.12
      Trademarks                                          Section 4.12(a)
      Treasury Shares                                     Section 2.1(iii)


       10.16. EXHIBITS AND SCHEDULES. All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein. Capitalized terms used in any of the schedules annexed hereto that are not otherwise defined in such schedule, shall have the same meanings ascribed to them in this Agreement.


                                     ARTICLE 11

                            INDEMNIFICATION AND HOLDBACK

       11.1 INDEMNIFICATION BY SURRENDERING STOCKHOLDERS. (a) Subject to the provisions of this ARTICLE 11 and SECTION 10.4 hereof, the Surrendering Stockholders (as defined below) jointly and severally agree to indemnify and hold harmless Hach and its Affiliates and their respective officers, directors, employees and agents (individually a "HACH PARTY" and collectively, the "HACH PARTIES") in respect of any and all losses, damages, claims, liabilities, actions, suits, proceedings, and costs and expenses of defense thereof, including reasonable attorney's fees and expenses which fees and expenses will be payable at least quarterly (hereinafter referred to as "DAMAGES") suffered or incurred by Hach or any such other Hach Party by reason of, resulting from or arising out of (i) the breach or inaccuracy as of the date of this Agreement or as of the Effective Time of any representation or warranty of ETS which is contained in or made pursuant to this Agreement or (ii) the breach of any covenant or other agreement of ETS contained in this Agreement. The liability for Damages hereunder shall be allocated among the holders of ETS Class A Common Stock (the "CLASS A STOCKHOLDERS") and the holders of ETS Class B Common Stock (the "CLASS B STOCKHOLDERS") in the Merger (all such Class A Stockholders and Class B Stockholders, being hereinafter collectively referred to as the "SURRENDERING STOCKHOLDERS"), as follows:

               Class A Stockholders              28.35%
               Class B Stockholders              71.65%

              (b) At the Effective Time, Hach will place in escrow cash and shares of Hach Common Stocks having an aggregate value at Closing (valued in accordance with, and subject to, SECTION 2.1(c)) of $1,750,000 (the "ESCROW DEPOSIT"), in such amounts as set forth in Schedule A to the Escrow Agreement, which Escrow Deposit, subject to the terms of this ARTICLE 11, SECTION 10.4 and the Escrow Agreement, will be available together with the Escrow Earnings (as defined in the Escrow Agreement) as the "Escrow Fund" to fund the Surrendering Stockholders obligations under this SECTION 11.1. The Escrow Fund shall be paid to a Hach Party and/or their designee, on the one hand, or to the Surrendering Stockholders, on the other hand, in accordance with the terms of this Agreement and the Escrow Agreement. The procedures pursuant to which the Hach Parties will be entitled to payments for Damages are set forth in SECTION 11.2 hereof and in the Escrow Agreement.

              (c)    Notwithstanding anything to the contrary contained herein,
(A) the Surrendering Stockholders shall not be responsible for any Damages under SECTIONS 11.1(a)(i) AND 11.1(a)(ii) until the cumulative aggregate amount of all such Damages exceeds One Hundred Thousand ($100,000) Dollars (the "BASKET AMOUNT"), in which case the Surrendering Stockholders shall then be liable only for such Damages in excess of the Basket Amount and (B) the Surrendering Stockholders' liability under this SECTION 11.1 shall be limited to the Escrow Fund held pursuant to the Escrow Agreement; provided however, that the limitations on recovery of Damages herein shall not apply in the case of (i) fraud or any intentional misrepresentation or omission or (ii) Damages arising from or related to the representations and warranties of ETS contained in SECTIONS 4.3, 4.4, 4.7 AND 6.1.

       11.2 PROCEDURES. (a) As promptly as practicable after any Hach Party shall receive notice of or otherwise become aware of the commencement of any action, suit or proceeding, the assertion of any claim, the occurrence of any event, the existence of any fact or circumstance or the incurrence of any Damages, in respect of which such Hach Party may be entitled to seek indemnity, reimbursement or payment under SECTION 11.1 hereof (a "CLAIM"), Hach shall notify the Representative in writing thereof (a "CLAIM NOTICE") and concurrently therewith deliver a copy of such Claim Notice to the Escrow Agent; PROVIDED, HOWEVER, that the failure of Hach to so promptly notify the Representative and Escrow Agent shall not prevent any Hach Party from being indemnified or reimbursed for any Damages arising out of any such Claim except to the extent that the failure to so promptly notify actually materially damages the Surrendering Stockholders. Each Claim Notice shall describe in reasonable detail the basis of the Claim and shall indicate the estimated amount of the Damages that have been or which may be suffered by Hach or any other Hach Party, which estimate may be revised from time to time ("PENDING CLAIM AMOUNT"); provided, however, that any revised estimate of the Damages for a Claim which is not a Third Party Claim (as defined below), shall constitute a new Claim. The Representative shall have a period of 20 days from the receipt of any Claim Notice to dispute in whole or in part any Claim made in the aforesaid Claim Notice in accordance with SECTION 11.2(d) hereof by delivering to Hach and the Escrow Agent within such 20 day period a written notice (the "DISPUTE NOTICE") describing in reasonable detail the basis for the objection.

              (b)(i) If any Claim involves the claim of a third party (a "THIRD PARTY CLAIM"), and the Representative confirms in writing to Hach within 20 days after receipt of the Claim Notice the Surrendering Stockholders' responsibility to indemnify, reimburse and hold harmless the applicable Hach Party therefor (which shall be deemed to constitute a determination by the Representative not to dispute the Third Party Claim vis a vis Hach or the Hach Parties pursuant to this Agreement, the Escrow Agreement or otherwise; provided that such confirmation shall not be deemed to constitute a determination not to dispute such claim vis a vis the third party making such Claim) and within such 20 day period demonstrates to Hach's reasonable satisfaction that there is a sufficient amount of funds then remaining in the Escrow Fund after deducting an amount equal to all Pending Claims Amount for which a Determination has not yet been made, together with the interest thereon as provided in the Escrow Agreement, in order to pay the full amount of any potential liability in connection with such Third Party Claim, the Representative shall have sole control over (with counsel reasonably acceptable to Hach), and with respect to, the defense, settlement, adjustment or compromise of such Third Party Claim, PROVIDED that (A) Hach may, if it so desires, employ counsel at its own expense to assist in the handling of such Third Party Claim, (B) the Representative shall keep Hach advised of all material events with respect to such Third Party Claim, (C) the Representative shall obtain the prior written approval of Hach (which consent may be withheld for any reason), before entering into any settlement, adjustment or compromise of such Third Party Claim or ceasing to defend against such Third Party Claim either of which could result in injunctive or other equitable relief being imposed against any Hach Party or which could result in Damages to Hach or any other Hach Party which would exceed the amount then remaining in the Escrow Fund after deducting an amount equal to all Pending Claims Amount for which a Determination has not yet been made, together with the Escrow Earnings (as defined in the Escrow Agreement) thereon as provided in the Escrow Agreement; and provided further that the costs, expenses, including but not limited to attorneys fees ("INDEMNIFICATION EXPENSES"), of all such defenses undertaken by the Representative pursuant to this SECTION 11.2(b)(i) shall be payable from the Escrow Fund, to the extent thereof, up to a maximum aggregate amount of Two Hundred Fifty Thousand ($250,000) Dollars and thereafter all such costs and expenses shall be paid by the Representative. In the event the Representative becomes responsible for Indemnification Expenses in excess of the $250,000 limit, the Representative shall have a claim against the Escrow Fund which shall be subordinate to the claims of the Hach Parties to be paid by a pro-rata charge against the distributable share of the Surrendering Stockholders, if any, on final termination of the Escrow Agreement. If Hach does not object to any action that it is entitled to approve pursuant to the preceding clause (C) within ten (10) business days after receipt from the Representative of a notice (the "PROPOSED ACTION NOTICE") describing in reasonable detail the proposed action (which objection shall be made in writing), Hach shall be deemed to have approved the action described in the Proposed Action Notice. Notwithstanding anything contained herein to the contrary, the Representative shall not be entitled to control (but shall be entitled to assist, at its own expense, in the defense of), and Hach shall be entitled to have sole control over, the defense or settlement of any Third Party Claim (x) which seeks an order, injunction or other equitable relief against any Hach Party which, if successful, could materially interfere with the business, assets, liabilities, obligations, prospects, financial condition or results of operations of Hach, ETS or any of their Affiliates or (y) relating to taxes of Hach, ETS or any of their Affiliates.

              (ii) If the Representative does not timely assume sole control over the defense or settlement of any Third Party Claim as provided in this
SECTION 11.2(b) or is not entitled to assume such control of any Third Party Claim pursuant to this SECTION 11.2(b), Hach shall have the right to defend, settle and compromise such Third Party Claim in such manner as it may deem appropriate at the cost and expense of the Surrendering Stockholders (but solely from the Escrow Fund), and to cause the Escrow Agent to pay, in accordance with
ARTICLE 11 hereof and the Escrow Agreement, out of the Escrow Fund to the applicable Hach Party and/or any third party designated in writing by Hach to the Escrow Agent, the cost of the defense and/or settlement of such Third Party Claim; provided, however, that (A) Hach shall keep the Representative advised of all material events with respect to such Third Party Claim, (B) and the Representative shall be entitled to assist, at its own expense, in the defense of such Third Party Claim and (C) Hach shall act in good faith with respect to any settlement, adjustment or compromise of, and the conduct or cessation of the defense of, such Third Party Claim.

              (c)    "DETERMINATION OF THE CLAIM" means the following:

                     (i) If the Claim Notice does not involve a Third Party Claim then:

              (A) if the Representative does not dispute in whole or in part any such Claim within the 20-day period provided in SECTION 11.2(a), such Claim or the portion thereof which is not disputed shall be deemed to have resulted in a Determination of the Claim in favor of the applicable Hach Party, and the applicable Hach Party will be entitled to be paid an amount out of the Escrow Funds equal to the amount of such Claim as estimated by such Hach Party in the Claim Notice or the portion thereof which is not disputed and the earnings thereon from the date such Claim Notice was delivered to the Representative; and

              (B) if the Representative does dispute such Claim within the 20-day period provided in SECTION 11.2(a), such Claim or portion thereof which is disputed shall be resolved in accordance with SECTION 11.2(d) hereof, which resolution shall constitute a Determination of the Claim.

                     (ii) If the Claim Notice involves a Third Party Claim then:

              (A) if the Representative does not dispute (i) that such Third Party Claim is indemnifable under this ARTICLE 11 or (ii) the merits of or amount claimed under the Third Party Claim within the 20-day period provided in SECTION 11.2(a), such Third Party Claim shall be deemed to have resulted in a Determination of the Claim in favor of the applicable Hach Party, and the applicable Hach Party will be entitled to be paid and/or direct that the third party asserting such Third Party Claim be paid, an amount out of the Escrow Funds equal to the amount of Damages actually incurred by the Hach Party in connection with such Third Party Claim and the earnings thereon from the date the applicable Claim Notice was delivered to the Representative; and

              (B) if the Representative does not dispute whether such Third Party Claim is indemnifiable under this ARTICLE 11 but does dispute the merits of or amount claimed under the Third Party Claim within the 20-day period provided in Section 11.2(a), such Third Party Claim shall be deemed to have resulted in a resolution that the Third Party Claim is indemnifiable, but the Determination of the Claim shall be derived from the outcome of such Third Party Claim; and

              (C) if the Representative disputes whether such Third Party Claim is indemnifiable (whether or not he disputes the merits of or amount claimed under the Third Party Claim) within the 20-day period provided in SECTION 11.2(a), such dispute shall be limited to the issue of whether such Third Party Claim is indemnifiable under this ARTICLE 11, and shall be resolved in accordance with SECTION 11.2(d) hereof. If such resolution is that the Third Party Claim is not indemnifiable, such resolution shall constitute a Determination of the Claim. If such resolution is that the Third Party Claim is indemnifiable, the Determination of the Claim shall be derived from the outcome of such Third Party Claim.

The amount, if any, with respect to any Claim which is to be paid to Hach following a Determination of the Claim as provided above is referred to herein as a "DETERMINED CLAIM AMOUNT".

              (d) Any dispute which may arise under this SECTION 11.2 or the Escrow Agreement with respect to (i) any Claim asserted by Hach or any other Hach Party pursuant to SECTION 11.2(a) hereof which is timely objected to by the Representative in a Dispute Notice in accordance with SECTION 11.2 hereof, or
(ii) any other questions arising under this ARTICLE 11, shall be settled as promptly as practicable either by mutual agreement of the parties to such dispute (evidenced by appropriate instructions in writing to the Escrow Agent signed by Hach or such other Hach Party and the Representative) or by a binding and final arbitration award resulting from arbitration proceedings conducted by a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association to determine whether the Claim which is being challenged is permitted under this ARTICLE 11 (such arbitration to take place in Chicago, Illinois). In connection with any arbitration proceeding hereunder relating to a Third Party Claim, the parties agree to specifically direct the arbitrator to refrain from addressing the underlying merits of the Third Party Claim. The person in whose favor a final decision shall be entered shall be entitled to receive from the losing person, such amount as the arbitrator may determine to be reasonable attorney's fees and expenses related thereto for the services rendered to the person prevailing in any such arbitration proceeding. In addition, if Hach is the losing person, Hach will reimburse the Representative for any reasonable extraordinary expenses charged by the Escrow Agent to the Representative in connection with the resolution of such dispute, as soon as practicable after receipt by Hach of the appropriate supporting invoice, including the Representative's share of the Escrow Agent's expenses under the Escrow Agreement. If Hach and the Representative are unable to reach an agreement as to any matter contained in a Dispute Notice within 20 days after receipt of such Dispute Notice by Hach, Hach and the Representative shall submit the dispute for resolution by an arbitrator in accordance with this SECTION 11.2(d). Prior to the settlement of any dispute as provided in this SECTION 11.2(d), the Escrow Agent is authorized and directed to retain such portion of the Escrow Fund which is the subject of or involved in the dispute.

              (e) In determining the amount of Damages to be paid from the Escrow Fund to Hach or a Hach Party in any particular instance, the amount of Damages to be paid shall be reduced (or, as applicable, Hach or the appropriate Hach Party shall repay the Escrow Fund) to the extent of:

                     (i) any tax savings (assuming a tax rate of 35%) realized by Hach or any Hach Party less the amount of any Taxes Hach or any Hach Party is obligated to pay by reason of the receipt of the related indemnification amount from the Escrow Fund, or

                     (ii) any proceeds received by Hach or any Hach Party from any insurance policy with respect thereto.

       All payments or distributions to Hach or any Hach Party shall be treated as adjustments to the purchase price.

       Notwithstanding anything to the contrary contained herein, if Hach is not acting in good faith with respect to any settlement, adjustment or compromise of, or the conduct or cessation of the defense of, any Third Party Claim over which or to the extent to which it has sole control, the Representative shall be entitled to exercise all legal and equitable remedies related thereto. The Representative shall not be deemed to control any Third Party Claim solely by reason of the fact that the Representative assists at his own expense in the defense thereof as provided in
SECTION 11.2(b)(ii)(c).

              (f) No new Claim may be brought after the Escrow Release Date, except that notwithstanding anything to the contrary contained herein or in the Escrow Agreement, Hach may revise any Pending Claim at anytime after the Escrow Release Date.

       11.3   THE REPRESENTATIVE.

              (a) ETS hereby authorizes and directs Harry Stephenson to take such action, and to exercise such rights, power and authority, as are authorized, delegated and granted to the Representative hereunder and under the Escrow Agreement in connection with the transactions contemplated hereby and thereby, and to exercise such rights, power and authority, as are incidental thereto. Approval of the Merger by the ETS stockholders shall constitute ratification by the ETS stockholders of the appointment of the Representative in accordance herewith and agreement to be bound by the actions of the Representative taken hereunder and under the Escrow Agreement.

              (b) Upon the resignation, death or inability of Harry Stephenson to act as Representative, John Gildea shall be the successor Representative. If John Gildea is unable or unwilling to act as successor Representative, the Surrendering Stockholders shall vote to select a successor Representative (with each Surrendering Stockholder or their heirs or personal representatives having one vote for each share of ETS Common Stocks owned immediately prior to the Effective Time). No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of
ARTICLE 11 of this Agreement and the Escrow Agreement.

              (c)    ETS agrees that the provisions set forth in this SECTION
11.3 shall not limit in any respect the obligations of the Representative and shall in no way impose any obligations on Hach other than those explicitly set forth in this Agreement or the Escrow Agreement. In particular, notwithstanding in any case any notice received by Hach to the contrary, Hach shall be fully protected in relying upon and shall be entitled to (A) rely upon actions, decisions and determinations of the Representative and (B) assume that all actions, decisions and determinations of the Representative are fully authorized and binding upon the Representative and the Surrendering Stockholders.

              (d) The Representative shall not be liable to the Surrendering Stockholders for the performance of any act or the failure to act so long as he acted or failed to act in good faith and such action or inaction did not constitute willful misconduct or gross negligence.

       11.4 EFFECTIVENESS OF SECTION 11.1. The provisions of SECTION 11.1 hereof shall have no force and effect unless and until the Merger is consummated.

       11.5   SOLE AND EXCLUSIVE REMEDY.  Except as provided by the proviso in
Section 11.1(c) of this Agreement, a claim for indemnification pursuant to this
ARTICLE 11 will be Hach's, any Hach Party's and Mergerco's sole and exclusive remedy at law for breach or non-fulfillment by ETS of any representation, warranty, covenant, agreement, obligation and indemnity hereunder, and Hach and Mergerco will not be able to avoid any limitations on indemnification set forth in this Agreement by electing to pursue some other action or remedy; provided, however, this Section 11.5 shall not limit Hach or any Hach Party seeking or obtaining any equitable remedies with respect to this Agreement or any remedies that may be available to it in the case of fraud or any intentional misrepresentation or omission.

       IN WITNESS WHEREOF, Hach, Mergerco and ETS have caused this Agreement and Plan of Merger to be duly executed as of the day and year first above written.

                                             HACH COMPANY

                                             By:  /s/ Bruce J. Hach
                                                --------------------------------
                                                  Bruce J. Hach, President

                                             HACH ACQUISITION CORP.


                                             By:  /s/ Gary R. Dreher
                                                --------------------------------
                                                  Gary R. Dreher,Vice President,
                                                  Treasurer and Secretary


                                             ENVIRONMENTAL TEST SYSTEMS, INC.

                                             By:   /s/ Mark J. Stephenson
                                                --------------------------------
                                                   Mark J. Stephenson, President

       The undersigned hereby agrees to be bound by all of the provisions of
ARTICLE 11 of the above Agreement which are binding on the Representative and shall be deemed to be a party hereto for such purposes.


                                   /s/Harry Stephenson
                                   ---------------------------------------------
                                   Harry Stephenson, as Representative